Exhibit 10.49

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

Between

INCYTE CORPORATION

and

PFIZER INC.

Dated as of November 18, 2005

TABLE OF CONTENTS

1.	DEFINITIONS	4

2.	MANAGEMENT OF THE RESEARCH PROGRAM	17

2.1	JOINT RESEARCH COMMITTEE	17
2.2	MEETINGS	18
2.3	MINUTES	18
2.4	JRC FUNCTIONS AND POWERS	18
2.5	INDEPENDENCE	19

3.	CONDUCT OF THE RESEARCH PROGRAM	19

3.1	RESEARCH PLAN	19
3.2	CONDUCT OF RESEARCH	19
3.3	RESEARCH COSTS	19
3.4	RECORDS	20
3.6	TERMINATION OF RESEARCH PROGRAM	20

4.	HSR	20

4.1	HSR	20

5.	DEVELOPMENT AND COMMERCIALIZATION	21

5.1	TRANSITION PLAN	21
5.2	DEVELOPMENT PLAN	21
5.3	DEVELOPMENT INFORMATION EXCHANGE	21
5.4	DILIGENCE	22
5.5	REGULATORY AFFAIRS	22
5.6	MANUFACTURE AND SUPPLY	22
5.7	COSTS	23
5.8	TRADEMARKS	23
5.9	PRICING	23

6.	INCYTE PRODUCTS	23

6.1	DEVELOPMENT PLAN	23
6.2	REGULATORY AFFAIRS	23
6.3	MANUFACTURE AND SUPPLY	23
6.4	COSTS	23
6.5	TRADEMARKS	23
6.6	PRICING	23
6.7	INCYTE COMPOUNDS	23

7.	LICENSES AND RELATED RIGHTS	26

7.1	LICENSE TO PFIZER	26
7.2	SUBLICENSES AND LICENSE TO INCYTE	27
7.3	RESEARCH LICENSES	28
7.4	NON-COMPETE	29
7.5	ACQUISITION OF COMPETING PRODUCT	29

8.	FINANCIAL TERMS	30

8.1	UPFRONT PAYMENT	30
8.2	MILESTONE PAYMENTS	30
8.3	SALES MILESTONE PAYMENTS	34
8.4	ROYALTY PAYMENTS	34
8.5	PAYMENTS AND PAYMENT REPORTS	36
8.6	PAYMENT METHOD	36
8.7	TAXES	36
8.8	FOREIGN EXCHANGE	37

8.9	INTEREST	37

i

*** Confidential material redacted and filed separately with the Commission.

8.10	RECORDS; AUDITS	37
8.11	INTER-COMPANY SALES	37
8.12	ANIMAL PRODUCTS	37

9.	INTELLECTUAL PROPERTY	38

9.1	OWNERSHIP	38
9.2	FILING, PROSECUTION AND MAINTENANCE	38
9.3	NOTICES, MAINTENANCE AND RESTRICTIONS ON TRANSFER	41
9.4	PATENT TERM EXTENSIONS	42
9.5	INTERPRETATION OF PATENT JUDGMENTS	42
9.6	ANTI-STACKING	42
9.7	INFRINGEMENT	43

10.	CONFIDENTIALITY	46

10.1	TREATMENT OF CONFIDENTIAL INFORMATION	46
10.2	AUTHORIZED DISCLOSURE	46
10.3	PUBLICITY	47
10.4	PUBLICATIONS	48
10.5	REGISTRATION AND FILING OF THIS AGREEMENT	49

11.	TERM; TERMINATION; CHANGE OF CONTROL	49

11.1	TERM	49
11.2	TERMINATION BY PFIZER	49
11.3	MUTUAL TERMINATION RIGHTS	49
11.4	TERMINATION BY PFIZER OF PFIZER INDICATION	50
11.5	TERMINATION BY PFIZER OF ***	52
11.6	EFFECT OF TERMINATION	53
11.7	CHANGE OF CONTROL	58
11.8	BANKRUPTCY	58

12.	REPRESENTATIONS AND WARRANTIES	59

12.1	GENERAL REPRESENTATIONS AND WARRANTIES	59
12.2	REPRESENTATIONS AND WARRANTIES OF INCYTE	59

13.	INDEMNITIES	60

13.1	INDEMNIFICATION	60
13.2	PRODUCT LIABILITY INDEMNIFICATION	61
13.3	CONDITIONS TO INDEMNIFICATION	61
13.4	EXCLUSION OF DAMAGES	63

14.	DISPUTE RESOLUTION	63

14.1	DISPUTES	63
14.2	GOVERNING LAW; JURISDICTION	63

15.	MISCELLANEOUS	64

15.1	ENTIRE AGREEMENT; AMENDMENT	64
15.2	FORCE MAJEURE	64
15.3	NOTICES	64
15.4	UNITED STATES DOLLARS	65
15.5	ASSIGNMENT	65
15.6	COUNTERPARTS	65
15.7	FURTHER ACTIONS	66
15.8	SEVERABILITY	66
15.9	HEADINGS	66
15.10	NO WAIVER	66
15.11	NON-SOLICITATION OF EMPLOYEES	66
15.12	THIRD-PARTY BENEFICIARIES	66
15.13	BINDING EFFECT	66

ii

*** Confidential material redacted and filed separately with the Commission.

EXHIBIT A: INCYTE PATENT RIGHTS

EXHIBIT B: RESEARCH PLAN

EXHIBIT C: TRANSITION PLAN

EXHIBIT D-1: ***

EXHIBIT D-2: ***

EXHIBIT D-3: ***

SCHEDULE 1.7(a)-(c): ***

SCHEDULE 1.27: ***

SCHEDULE 1.28: ***

SCHEDULE 1.29: ***

SCHEDULE 1.30: ***

SCHEDULE 1.31: ***

SCHEDULE 1.32: ***

SCHEDULE 1.33: ***

SCHEDULE 1.34: ***

SCHEDULE 1.35: ***

SCHEDULE 1.75: ***

SCHEDULE 6.7(a): ***

SCHEDULE 6.7(b): ***

SCHEDULE 10.3(a): PRESS RELEASE

SCHEDULE 10.3(b): PERMITTED DISCLOSURES

SCHEDULE 10.4 ***

iii

*** Confidential material redacted and filed separately with the Commission.

COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

THIS COLLABORATIVE RESEARCH AND LICENSE AGREEMENT (the “Agreement”) is entered into as of November 18, 2005 by and between INCYTE CORPORATION, a Delaware corporation with its offices at Experimental Station, Route 141 and Henry Clay Road, Building E336, Wilmington, DE 19880 (“Incyte”), and PFIZER INC., a Delaware corporation with its offices at 235 East 42nd Street, New York, New York 10017 (“Pfizer”). Incyte and Pfizer may be referred to herein individually as a “Party” or collectively, as the “Parties”.

RECITALS

WHEREAS, Incyte owns certain patents, patent applications, technology, know-how and scientific and technical information relating to CCR2 Antagonists;

WHEREAS, Pfizer has extensive experience and expertise in the development and commercialization of pharmaceutical products, and desires to acquire an exclusive license in the Territory (as defined below) to such patents, patent applications, technology, know-how and scientific and technical information;

WHEREAS, Incyte desires to grant such license to Pfizer but also desires to secure a grantback of certain rights and to have a right of reversion under certain circumstances;

NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement, the Parties agree as follows:

1.                                      DEFINITIONS

1.1          “Affiliate” means a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with a Party. For the purposes of this Section 1.1, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such entity, whether by the ownership of at least fifty percent (50%) of the Voting Stock of such entity, or by contract or otherwise.

1.2          “Animal Product” has the meaning assigned to it in Section 8.12.

1.3          “API” has the meaning assigned to it in Section 11.5(c)(iii).

1.4          *** means, as diagnosed by a physician or other health care provider, a ***. A drug developed for the treatment of ***, respectively.

1.5          *** means an inflammatory or autoimmune disease of the *** diagnosed by a physician or other healthcare provider, *** shall also include ***

*** Confidential material redacted and filed separately with the Commission.

1.6          “Business Day” means a day other than a Saturday, Sunday, bank or other public holiday in the state of New York.

1.7          “CCR2 Antagonist” means a compound of less than 1,000 Daltons Molecular Weight (MW) as the free base that is an inhibitor of CCR-2 (alpha and/or beta isoforms) binding and activation by known ligands (Macrophage Chemotactic Protein (MCP)-1, MCP-2, MCP-3 or MCP-4) with Inhibitory Concentration (IC) 50 potency less than (a) *** as described in Schedule 1.7(b) and (b) *** as described in Schedule 1.7(c). The Parties agree that the JRC may amend, modify, replace or delete any of the assays described in Schedules 1.7(a)-(c) from time to time as it deems appropriate in accordance with Section 2.4(f).

1.8          “Change of Control” means that any of the following has occurred:

(a)           any Person or group that is a *** becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the outstanding Voting Stock or voting power over Voting Stock of (i) Incyte or (ii) any one or more Persons which are direct or indirect parent holding companies of Incyte or Affiliates controlling Incyte (Incyte, together with the Persons described in clause (ii), each hereinafter referred to, individually, as an “Incyte Group Company” and, collectively, as the “Incyte Group Companies”); or

(b)           any Incyte Group Company enters into an agreement with any Person or group that is a *** providing for the sale or disposition of all or substantially all of the assets of the Incyte Group Companies, on a consolidated basis; or

(c)           any Incyte Group Company enters into an agreement with any Person or group providing for a merger, reorganization, consolidation or other similar transaction (or series of related transactions) of any Incyte Group Company with such Person or any Affiliate of such Person, in each case, that is a *** (other than with any of the Incyte Group Company’s wholly-owned subsidiaries) or with such group that contains a ***, that results in the shareholders of the applicable Incyte Group Company immediately before the occurrence of such transaction (or series of transactions) beneficially owning less than a majority of the outstanding Voting Stock or voting power over Voting Stock of the surviving or newly-created entity in such transaction (or series of transactions); or

(d)           a change in the board of directors of any Incyte Group Company in which the individuals who constituted the board of directors of such Incyte Group Company at the beginning of the two (2)-year period immediately preceding such change (together with any other director whose election by the board of directors of such Incyte Group Company or whose nomination for election by the stockholders of such Incyte Group Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office. This subsection (d) shall not apply if a majority of the votes cast in favor of a majority of directors following such change were cast by a single stockholder that is a ***; or

*** Confidential material redacted and filed separately with the Commission.

(e)           any Incyte Group Company enters into an agreement with any Person providing for the matters described in subsection (a), (b) or (d) above;

For purposes of this definition of “Change of Control” only: (A) references to any Incyte Group Company shall be deemed to include all successors in any merger, consolidation, reorganization or similar transaction (or series of related transactions) preceding any transaction (or series of related transactions) described above; (B) “beneficial ownership” (and other correlative terms) means beneficial ownership as defined in Rule 13d-3 under the United States Securities and Exchange Act of 1934, as amended; it being understood and agreed that “beneficial ownership” shall also include any securities which any person or any of such person’s Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; (C) “group” means group as defined in the Securities Exchange Act of 1934, as amended and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof; (D) “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) of an entity means possession, direct or indirect, of (I) the power to direct or cause direction of the management and policies of such entity (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (II) at least fifty percent (50%) of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests of such entity; (E) *** means (x) any *** that had ***, (y) any one or more Persons that are direct or indirect parent holding companies of subsidiaries of the *** described in clause (x) above, or (z) any Affiliate of the *** described in clause (x) above; and (F) *** means (x) any *** that had ***, (y) any one or more Persons that are direct or indirect parent holding companies of subsidiaries of the *** described in clause (x) above, or (z) any Affiliate of the *** described in clause (x) above.

1.9          “Claim” has the meaning assigned to it in Section 13.1.

1.10        “Combination Product” means any human pharmaceutical product in which one or more active pharmaceutical ingredients are either (i) physically, chemically or otherwise combined or mixed with a Compound to produce a single entity for commercial distribution or (ii) packaged together with a Compound or any Pfizer Product in a single package or unit for commercial distribution.

1.11        “Commence” or “Commencement” when used to describe a Phase I Trial, Phase II Trial, Phase II(b) Trial or Phase III Trial, means the first dosing of the first patient for such trial.

*** Confidential material redacted and filed separately with the Commission.

1.12        “Commercially Reasonable Efforts” means those efforts and resources that Pfizer would use were it developing or commercializing its own pharmaceutical products that are of similar market potential as the Pfizer Products, taking into account product labeling or anticipated labeling, present and future market potential, past performance of Pfizer Products and Pfizer’s own pharmaceutical products that are of similar market potential, financial return, medical and clinical considerations, present and future regulatory environment and competitive market conditions, all as measured by the facts and circumstances at the time such efforts are due. For the avoidance of doubt, in evaluating financial return, Pfizer shall not consider any payments due to Incyte pursuant to Sections 8.1, 8.2, 8.3 and 8.4.

1.13        “Competing Product” means any CCR2 Antagonist that ***

1.14        “Compound” means any CCR2 Antagonist *** that is covered by a claim contained in any ***. All salts, prodrugs, esters, metabolites, solvates, stereoisomers and polymorphs of a given Compound shall be considered to be the same Compound.

1.15        “Control” means, with respect to any intellectual property right, that a Party or an Affiliate of a Party owns or has a license to such item or right, and has the ability to grant a license or sublicense in or to such right without violating the terms of any agreement or other arrangement with any Third Party.

1.16        “Damages” has the meaning assigned to it in Section 13.1.

1.17        “Development Plan” has the meaning assigned to it in Section 5.2.

1.18        *** means *** disorders that are diagnosed by a physician or other health care provider as ***.

1.19        “Effective Date” means the later of (i) the date that the applicable waiting period under the HSR Act shall have expired or been terminated with respect to this Agreement and (ii) the date on which any investigations opened by means of a second request or otherwise shall have been closed.

1.20        “FDA” means the United States Food and Drug Administration, or any successor federal agency thereto.

1.21        “FDCA” means the U.S. Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder.

1.22        “FTE” means the equivalent of one person working full time for a twelve (12)-month period in a research or other relevant capacity, with full time being defined as at least 1800 hours per year. In the interests of clarity, a single individual who works more than 1800 hours in a single year shall be treated as one FTE regardless of the number of hours worked.

*** Confidential material redacted and filed separately with the Commission.

1.23        “Generic Market Share” means a fraction (expressed as a percentage), the numerator of which shall be the aggregate total unit sales of all Generic Products in a country in the Territory, and the denominator of which shall be the aggregate total unit sales of all such Generic Products and the relevant Pfizer Product in such country, based on data provided by IMS International, or, if such data is not available from IMS International, such other reliable data source as reasonably determined by Pfizer and reasonably agreed to by Incyte. In the event IMS International data (or such other data source) is not sufficient to determine the percentage market share for each country in the European Union, the average percent market share of the countries in the European Union for which data is available will be deemed to be the percent market share for those countries in which the data is not available.

1.24        “Generic Product” means any pharmaceutical product, other than a Pfizer Product, that (i) is sold under a marketing authorization granted by a Regulatory Authority to a Third Party (who is not a permitted sublicensee pursuant to Section 7.1), (ii) contains the same Compound as the relevant Pfizer Product as its active pharmaceutical ingredient and (iii) can be or is reasonably used for the same indication or indications as the relevant Pfizer Product.

1.25        “Governmental Authority” means any court, agency, department or other instrumentality of any foreign, federal, state, county, city or other political subdivision.

1.26        “HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

1.27        “INCB-3284” means the Compound referred to by Incyte as INCB-3284 as of the date of this Agreement, which Compound is as described in *** and as depicted on Schedule 1.27 attached hereto.

1.28        *** means the Compound referred to by Incyte as *** as of the date of this Agreement, which Compound is as described in *** and as depicted on Schedule 1.28 attached hereto.

1.29        *** means the Compound referred to by Incyte as *** as of the date of this Agreement, which Compound is as described in *** and as depicted on Schedule 1.29 attached hereto.

1.30        *** means the Compound referred to by Incyte as *** as of the date of this Agreement, which Compound is as described in *** and as depicted on Schedule 1.30 attached hereto.

1.31        *** means the Compound referred to by Incyte as *** as of the date of this Agreement, which Compound is as described in *** and as depicted on Schedule 1.31 attached hereto.

1.32        *** means the Compound referred to by Incyte as *** as of the date of this Agreement, which Compound is as described in *** and as depicted on Schedule 1.32 attached hereto.

1.33        *** means the Compound referred to by Incyte as *** as of the date of this Agreement, which Compound is as described in *** and as depicted on Schedule 1.33 attached hereto.

*** Confidential material redacted and filed separately with the Commission.

1.34        *** means the Compound referred to by Incyte as *** as of the date of this Agreement, which Compound is as described in *** and as depicted on Schedule 1.34 attached hereto.

1.35        “Incyte Compound” means (i) *** and as depicted on Schedule 1.35 attached hereto and (ii) ***  Schedule 1.35 shall be updated from time to time, upon the request of either Party, to reflect additions or deletions that have occurred after the Effective Date.

1.36        “Incyte Confidential Information” means all information about any element of Incyte Technology, as well as any other information regarding the business and operations of Incyte, that is disclosed (whether orally or in writing) prior to or after the Effective Date by Incyte to Pfizer or its Affiliates and (a) in the case of oral information, is outlined in a summary prepared by Incyte and delivered to Pfizer promptly after such disclosure and (b) in the case of written information, is designated “Confidential” in writing by Incyte at the time of disclosure to Pfizer, to the extent that such information is not (i) as of the date of disclosure to Pfizer, known to Pfizer other than by virtue of a prior confidential disclosure to Pfizer by Incyte; (ii) disclosed in published literature, or otherwise generally known to the public through no fault or omission of Pfizer; (iii) obtained from a Third Party free from any obligation of confidentiality to Incyte; (iv) independently developed by Pfizer without access to the Incyte Confidential Information as shown by competent written proof; or (v) is, in the reasonable opinion of legal counsel, required to be disclosed under Law or in connection with any legal proceeding; provided that, in the case of clause (v), Pfizer provides Incyte sufficient prior notice (to the extent practicable) of such disclosure and agrees to cooperate, at the request and sole expense of Incyte with Incyte’s efforts to preserve the confidentiality of such information. All information about the existence and terms of this Agreement shall be considered both Incyte Confidential Information and Pfizer Confidential Information.

1.37        “Incyte Indication” means the treatment in humans of (i) MS or, (ii)
***

1.38        “Incyte Key Decision Points” means any of the following: (i) a decision to progress an Incyte Compound from preclinical to clinical development in an Incyte Indication or, if applicable, a Reverted Indication, (ii) with respect to any Incyte Product, a decision with respect to whether Incyte’s relevant go/no go criteria have been met prior to the Commencement of any Phase II Trial or Phase III Trial and (iii) a decision to terminate research and development for any Incyte Compound or Incyte Product or to terminate research and development for a particular Incyte Indication or, if applicable, a Reverted Indication.

1.39        “Incyte Patent Rights” means the Patent Rights listed in Exhibit A and all Patent Rights that are Controlled by Incyte or any of its Affiliates and cover Incyte Technology.

1.40        “Incyte Product” means any human or animal pharmaceutical product, whether commercialized or in development, that contains at least one Incyte Compound, alone or in combination with one or more active pharmaceutical ingredients, and developed and indicated solely for the treatment of one or more Incyte Indications or, if applicable, Reverted Indications.

*** Confidential material redacted and filed separately with the Commission.

1.41        “Incyte Product Patent Rights” means all Incyte Patent Rights that become Incyte Product Patent Rights pursuant to Sections 9.2(b)(ii) or 9.2(e).

1.42        “Incyte Program Patent Rights” means all Program Patent Rights that become Incyte Program Patent Rights pursuant to Sections 9.2(c)(ii) or 9.2(e).

1.43        “Incyte Technology” means Technology that is or was (a) invented by officers, employees or agents of, or consultants to, Incyte or any of its Affiliates, alone or jointly with Third Parties, at any time outside of the Research Program or (b) acquired by purchase, license, assignment or other means from Third Parties by Incyte or any of its Affiliates, alone or jointly with Third Parties, at any time outside of the Research Program; provided that ***, then *** if (x) Incyte and all of its Affiliates comply with the provisions of *** and (y) ***.

1.44        “IND” means an Investigational New Drug Application filed with the FDA or the analogous application or filing filed with any analogous agency or Government Authority outside of the United States (including any supra-national agency such as in the European Union) necessary to Commence human clinical trials in such jurisdiction, and including all regulations at 21 CFR § 312 et. seq. and analogous foreign regulations.

1.45        “Joint Research Committee” or “JRC” has the meaning assigned to it in Section 2.1(a).

1.46        “Launch” means, on a country-by-country and Pfizer Product-by-Pfizer Product basis, the date of the first shipment of a Pfizer Product for commercial sale (excluding any shipments for clinical trial purposes, compassionate use programs or other similar programs) by Pfizer, its Affiliates or its sublicensees to an unaffiliated Third Party in a country after receipt by Pfizer of the first Regulatory Approval (and, in any country in which Price Approval is necessary or relevant for a majority of the population to obtain access to pharmaceutical products, Price Approval) for such Pfizer Product in such country.

1.47        “Law” or “Laws” means all laws, statutes, rules, regulations, orders, judgments and/or ordinances of any Governmental Authority.

1.48        “Major European Country” means the United Kingdom, Spain, France, Germany or Italy.

1.49        “MS” means a demyelinating disease of the central nervous system diagnosed by a physician or other health care provider as multiple sclerosis.  MS includes (i) relapsing-remitting MS (RRMS), (ii) secondary progressive MS (SPMS), (iii) primary progressive MS (PMS), (iv) progressive-relapsing MS (PRMS), (v) clinical isolated syndrome (CIS) with MRI lesions and (vi) optic neuritis due to MS.

1.50        “NDA” means a New Drug Application under the FDCA filed with the FDA with respect to a pharmaceutical product or the analogous application or filing filed with any analogous agency or Governmental Authority outside of the United States (including any supra-national agency such as in the European Union) necessary for approval of a pharmaceutical product in such jurisdiction.

1.51        “Net Sales” means

(a)           with respect to a Pfizer Product (subject to subsection (b) below), the amount invoiced by a Party or its Affiliate or a Third Party sublicensee for sales of such Pfizer Product, to Third Parties, less, without duplication, (i) actual bad debts related to such Pfizer Product and (ii) sales returns and allowances actually paid, granted or accrued, including trade, quantity and cash discounts and any other adjustments including those granted on account of billing errors, rejected goods, damaged or defective goods, recalls, returns, rebates, chargeback rebates, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers or other institutions, adjustments arising from consumer discount programs or other similar programs, customs or excise duties, sales tax, consumption tax, value added tax, and other taxes (except income taxes) or duties relating to sales, and any payment in respect of sales to the United States government, any State government or any foreign government, or to any Governmental Authority, or with respect to any government-subsidized program or managed care organization; provided that all such deductions for payments in respect of sales to the United States government, any State government, any foreign government, any Governmental Authority, any government-subsidized program or any managed care organization that apply collectively to multiple pharmaceutical products shall be fairly allocated to the amounts invoiced for Pfizer Products; and

(b)           in the case of a Combination Product,

(i)    if Pfizer and/or its Affiliates and/or any Third Party separately sells in such country during such year when it sells such Combination Product both (1) one or more Pfizer Products as a single chemical entity and (2) other products containing active pharmaceutical ingredient(s) as a single chemical entity, both of which are also contained in such Combination Product, then the Net Sales attributable to such Combination Product during such year shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where: A is the sum of Pfizer’s (or its Affiliates’ or Third Parties’, as applicable) average Net Sales prices per daily dose during such year for each Pfizer Product in such Combination Product as a single chemical entity in such country and B is the sum of the average of Pfizer’s (or its Affiliates’ or Third Parties’, as applicable) Net Sales prices per daily dose during such year in such country, for each product(s) containing the active pharmaceutical ingredient(s) in such Combination Product (other than the Pfizer Product) as a single chemical entity;

(ii)   if Pfizer and/or its Affiliates and/or any Third Party separately sells, in such country during such year when it sells such Combination Product, one or more Pfizer Products as a single chemical entity but does not separately sell, in such country, other products containing the active pharmaceutical ingredient(s) that are also contained in such Combination Product, then the Net Sales attributable to such Combination Product during such year shall be calculated by multiplying the Net Sales of such Combination Product by the fraction A/C where: A is the sum of Pfizer’s (or its Affiliates’ or Third Parties’, as applicable) average Net Sales prices per daily dose during such year for each Pfizer Product in such Combination Product as a single chemical entity in such country, and C is Pfizer’s (or its Affiliates’ or Third Parties’, as applicable) average Net Sales price per daily dose during such year for the Combination Product in such country;

(iii)  if Pfizer and/or its Affiliates and/or Third Parties do not separately sell, in such country during such year when it sells such Combination Products, each Pfizer Product contained in the Combination Product, then the Net Sales attributable to such Combination Product during such year shall be calculated by multiplying the Net Sales of such Combination Product by the fraction 1/1+D where D is the number of active pharmaceutical ingredients in such Combination Product other than the Pfizer Products.

In all cases, Net Sales shall be determined from books and records maintained in accordance with generally acceptable accounting principles in the United States, consistently applied.

1.52        “Non-Proprietary Drug Product” has the meaning assigned to it in Section 11.5(c)(iii).

1.53        “Note Purchase Agreement” means the Note Purchase Agreement, dated the date hereof, between Pfizer Overseas Pharmaceuticals and Incyte, as amended from time to time.

1.54        “Notes” means has the meaning assigned to it in the Note Purchase Agreement.

1.55        “Patent Rights” means all claims contained in patent applications and issued or granted patents, whether domestic or foreign, including continuations, continuations-in-part, divisionals, provisionals and renewals, and letters of patent granted with respect to any of the foregoing, patents of addition, supplementary protection certificates, registration or confirmation patents and all reissues, re-examination and extensions thereof and any patent restoration or extension period granted by a Governmental Authority, including compensation for patent term lost during the clinical trial or Regulatory Approval process. Inventorship of Patent Rights, including sole and joint inventorship, shall be determined according to applicable United States Law at the time such determination is made.

1.56        “Person” means an individual, corporation, partnership, company, joint venture, unincorporated organization, limited liability company or partnership, sole proprietorship, association, bank, trust company or trust, whether or not legal entities, or any Governmental Authority.

1.57        “Pfizer Confidential Information” means all information about any element of Pfizer Technology, as well as any other information regarding the business and operations of Pfizer, that is disclosed (whether orally or in writing) prior to or after the Effective Date by Pfizer to Incyte or its Affiliates and (a) in the case of oral information, is outlined in a summary prepared by Pfizer and delivered to Incyte promptly after such disclosure and (b) in the case of written information, is designated “Confidential” in writing by Pfizer at the time of disclosure to Incyte, to the extent that such information is not (i) as of the date of disclosure to Incyte, known to Incyte other than by virtue of a prior confidential disclosure to Incyte by Pfizer; (ii) disclosed in published literature, or otherwise generally known to the public through no fault or omission of Incyte; (iii) obtained from a Third Party free from any obligation of confidentiality to Pfizer; (iv) independently developed by Incyte without access to the Pfizer Confidential Information as shown by competent written proof; or (v) is, in the reasonable opinion of legal counsel, required to be disclosed under Law or in connection with a legal proceeding; provided that, in the case of clause (v), Incyte provides Pfizer sufficient prior notice (to the extent practicable) of such disclosure and agrees to cooperate, at the request and sole expense of Pfizer with Pfizer’s efforts to preserve the confidentiality of such information. All information about the existence and terms of this Agreement shall be considered both Incyte Confidential Information and Pfizer Confidential Information.

1.58        “Pfizer Indication” means any indication that is not an Incyte Indication or, if applicable, a Reverted Indication.

1.59        “Pfizer Key Decision Points” means any of the following: (i) with respect to any Pfizer Product, a decision with respect to whether Pfizer’s relevant go/no go criteria have been met prior to the Commencement of any Phase II Trial or Phase III Trial and (ii) a decision to terminate research and development for any Pfizer Product or to terminate research and development for a particular Pfizer Indication.

1.60        “Pfizer Patent Rights” means all Patent Rights that are Controlled by Pfizer or any of its Affiliates, claim any CCR2 Antagonist (or any salt, prodrug, ester, metabolite, solvate, stereoisomer or polymorph of any such CCR2 Antagonist) as a composition of matter and are (a) invented by officers, employees or agents of, or consultants to, Pfizer or any of its Affiliates, alone or jointly with Third Parties, (b) invented by officers, employees or agents of, or consultants to, a Third Party or (c) jointly invented by officers, employees or agents of, or consultants to, both Incyte and Pfizer or any of their respective Affiliates, in each case, alone or jointly with Third Parties; provided that, in the case of each of clauses (a), (b) and (c), such CCR2 Antagonist (or any salt, prodrug, ester, metabolite, solvate, stereoisomer or polymorph of any such CCR2 Antagonist) covered by such claim was invented in a research program directed toward the identification of CCR2 Antagonists during the period beginning on the first day after the expiration of the Research Term and ending on the one (1) year anniversary of such day.

1.61        “Pfizer Process Patent Claims” means any claim contained in a Patent Right that is Controlled by Pfizer or any of its Affiliates, the subject matter of which (i) was invented by either (a) officers, employees or agents of, or consultants to, Pfizer or any of its Affiliates, alone or jointly with Third Parties, or (b) officers, employees or agents of, or consultants to, a Third Party, in the case of each of clauses (a) and (b), during the Term in a program directed toward the development of CCR2 Antagonists (other than the Research Program) and (ii) is directed to a manufacturing process (including synthesis, purification, formulation or analytical methods or intermediates) that was actually used by Pfizer or any of its Affiliates in the manufacturing or processing of active pharmaceutical ingredient for a Compound or a Pfizer Product that contains a Compound as the sole active pharmaceutical ingredient.

1.62        “Pfizer Product” means any human pharmaceutical product (including any Combination Product), whether commercialized or in development, in all dosage forms and formulations that contains a Compound.

1.63        “Pfizer Proprietary Process Patent Claims” means any claim contained in a Patent Right that is Controlled by Pfizer or any of its Affiliates, the subject matter of which (i) was invented by either (a) officers, employees or agents of, or consultants to, Pfizer or any of its Affiliates, alone or jointly with Third Parties, or (b) officers, employees, or agents of, or consultants to, a Third Party, in the case of each of clauses (a) and (b), at any time outside of a program directed toward the development of CCR2 Antagonists and (ii) is directed to a manufacturing process (including purification, formulation or analytical methods) that was actually used by Pfizer or any of its Affiliates in the manufacturing or processing of an applicable Pfizer Product that contains a Compound as the sole active pharmaceutical ingredient, which process was used to manufacture the formulated Pfizer Product from active pharmaceutical ingredient. For clarity, Pfizer Proprietary Process Patent Claims do not include claims to the extent they cover a process for manufacturing bulk active pharmaceutical ingredient.

1.64        “Pfizer Quarter” means (i) in the United States, each of the four (4) thirteen (13)-week periods used by Pfizer in its audited financial reports, the first such period commencing on January 1 of any year and (ii) in any country in the Territory other than the United States, each of the four (4) thirteen (13)-week periods used by Pfizer in its audited financial reports, the first such period commencing on December 1 of any year.

1.65        “Pfizer Technology” means Technology that is or was (a) invented by officers, employees or agents of, or consultants to, Pfizer or any of its Affiliates, alone or jointly with Third Parties, at any time outside of the Research Program or (b) acquired by purchase, license, assignment or other means from Third Parties by Pfizer or any of its Affiliates, alone or jointly with Third Parties, at any time outside of the Research Program; provided that such Technology was (i) disclosed to Incyte during the Term or in the course of Pfizer’s performance of its obligations pursuant to Section 11.6(b)(ii) and (ii) actually used in connection with the discovery or development of any Compound, Incyte Compound or Pfizer Product.

1.66        “Pfizer Use Patent Claims” means any claim contained in a Patent Right that is Controlled by Pfizer or any of its Affiliates, the subject matter of which (i) was invented by (a) officers, employees or agents of, or consultants to, Pfizer or any of its Affiliates, alone or jointly with Third Parties, or (b) officers, employees or agents of, or consultants to, a Third Party, in the case of each of clauses (a) and (b), during the Term in a program directed toward the development of CCR2 Antagonists (other than the Research Program) and (ii) is directed to the therapeutic use of a Compound or an Incyte Compound or Incyte Product for an Incyte Indication or, if applicable, a Reverted Indication or, in the case of Section 11.6(b)(ii)(E) only, any indication.

1.67        “Phase I Trial” means a clinical trial that is the first introduction into humans of a Pfizer Product.

1.68        “Phase II Trial” means a clinical trial, other than a Phase III Trial, that is intended to test the effectiveness of a Pfizer Product, or an Incyte Product, as the case may be, for a specific indication in patients with the disease or condition under study.

1.69        “Phase II(b) Trial” means a Phase II Trial that is intended to establish the dosing regimen for use in a Phase III Trial of a Pfizer Product or an Incyte Product, as the case may be, for a specific indication.

1.70        “Phase III Trial” means a clinical trial that is intended to form the primary basis of an effectiveness claim in approved product labeling for a Pfizer Product or an Incyte Product, as the case may be.

1.71        “Price Approval” means, in countries where Governmental Authorities or Regulatory Authorities authorize for reimbursement, or approve or determine pricing for pharmaceutical products for reimbursement or otherwise, receipt (or, if required to make such

*** Confidential material redacted and filed separately with the Commission.

authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination.

1.72        “Program Patent Rights” means all Patent Rights that are Controlled by Pfizer or any of its Affiliates and cover Program Technology.

1.73        “Program Technology” means Technology that is or was (a) invented by officers, employees or agents of, or consultants to, Incyte or any of its Affiliates, alone or jointly with Third Parties, in the course of performing the Research Plan during the Research Term, (b) jointly invented by officers, employees or agents of, or consultants to, both Incyte and Pfizer or any of their respective Affiliates, in each case, alone or jointly with Third Parties, in the course of performing the Research Plan during the Research Term, (c) invented by officers, employees or agents of, or consultants to, Pfizer or any of its Affiliates, alone or jointly with Third Parties, in the course of performing the Research Plan during the Research Term or (d) acquired by purchase, license, assignment or other means from Third Parties by Incyte or any of its Affiliates, by Incyte and Pfizer or any of their respective Affiliates or by Pfizer or any of its Affiliates, in each case, alone or jointly with Third Parties, in order for such Party (or Parties) to perform the Research Plan during the Research Term; provided that ***, then *** if (x) Incyte and all of its Affiliates comply with the provisions of *** and (y) ***.

1.74        *** means an *** disease that is characterized by ***. A patient is diagnosed with ***.

1.75        *** means the indications set forth on Schedule 1.75 attached hereto.

1.76        “Regulatory Approval” means any and all approvals, excluding any INDs, but including supplements and amendments, licenses, registrations or authorizations (other than Price Approvals) of any national, supra-national (e.g., the European Commission or the Council of the European Union), regional, state or local regulatory agency, department, bureau,

*** Confidential material redacted and filed separately with the Commission.

commission, council or other Governmental Authority, that are necessary for the manufacture, distribution, use, marketing or sale of a pharmaceutical product in a regulatory jurisdiction.

1.77        “Regulatory Authority” means any Governmental Authority with responsibility for granting any Regulatory Approval or with whom an IND is filed, including the FDA and any drug regulatory authority of countries of the European Union and Japan, and, where applicable, any ethics committee or any equivalent review board.

1.78        “Regulatory Filing” means any NDA, IND, or any foreign counterparts thereof and any other filings required by Regulatory Authorities relating to the study, manufacture or commercialization of a pharmaceutical product.

1.79        “Representatives” has the meaning assigned to it in Section 13.1.

1.80        “Research Plan” has the meaning assigned to it in Section 3.1.

1.81        “Research Program” means the research program established by the Parties pursuant to Article 3.

1.82        “Research Term” means the period beginning on the Effective Date and ending on ***.

1.83        “Reverted Indication” means any Pfizer Indication that has been reverted to Incyte pursuant to Section 11.4.

1.84        “Royalty Term Expiration Date” means on a country-by-country and Pfizer Product-by-Pfizer Product basis, the later to occur of:  (A) the date on which the manufacture, use, sale, offer for sale or importation of such Pfizer Product (i) ceases to be covered by a Valid Claim under any ***, (ii) ceases to be covered by a Valid Claim under any *** and (iii) ceases to be covered by a Valid Claim under any ***, as applicable, or (B) the *** year anniversary of the Launch of such Pfizer Product in such country.

1.85        “Security Agreement” means the Security Agreement, dated the date hereof, between Pfizer and Incyte.

1.86        “Technology” means all scientific and technical information and data, including know-how, trade secrets and technology related thereto, that are or were used in connection with the discovery, development or commercialization of any CCR2 Antagonist. Technology does not include any Patent Rights.

1.87        “Term” has the meaning assigned to it in Section 11.1.

1.88        “Territory” means worldwide.

1.89        “Third Party” means a Person other than (a) Pfizer, (b) Incyte or (c) an Affiliate of either of them.

1.90        “Transition Plan” has the meaning assigned to it in Section 5.1.

*** Confidential material redacted and filed separately with the Commission.

1.91        “Valid Claim” means a claim of any issued, unexpired United States or granted foreign patent included within the patents under the ***, as the case may be, that has not been revoked, dedicated to the public, disclaimed, abandoned or held invalid or unenforceable by a court or other Governmental Authority of competent jurisdiction in an unappealed or unappealable decision, and that has not been explicitly disclaimed, or admitted by Incyte with respect to ***, as the case may be, in writing to be invalid or unenforceable or of a scope not covering Pfizer Products through reissue, disclaimer or otherwise.

1.92        “Voting Stock” means securities of any class or series of a corporation, association or other entity, the holders of which are ordinarily, in the absence of contingencies, entitled to vote generally in matters put before the shareholders or members of such corporation, association or other entity.

1.93        Construction. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i) “include”, “includes” and “including” are not limiting; (ii) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (iii) references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented; (iv) references to a Person are also to its permitted successors and assigns; (v) references to an “Article”, “Section”, “Exhibit” or “Schedule” refer to an Article or Section of, or any Exhibit or Schedule to, this Agreement unless otherwise indicated; (vi) the word “will” shall be construed to have the same meaning and effect as the word “shall”; and (vii) the word “any” shall mean “any and all” unless otherwise indicated by context. In the event an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

2.                                      MANAGEMENT OF THE RESEARCH PROGRAM

2.1          Joint Research Committee.

(a)           The Research Program established by this Agreement shall be overseen by a joint research committee composed of three (3) representatives from each Party (the “Joint Research Committee” or “JRC”). The Parties shall designate their JRC representatives within ten (10) Business Days after the Effective Date. An alternate member designated by a Party may serve temporarily in the absence of a permanent member of the JRC for such Party. Each Party shall designate one of its representatives as a co-chair of the JRC. The co-chairs of the JRC shall be jointly responsible for setting the agenda for each meeting, and each co-chair will be responsible for chairing alternating JRC meetings. From time to time, the JRC may establish subcommittees or subordinate committees (that may or may not include members of the JRC itself) to oversee particular projects or activities, and such subcommittees or subordinate committees shall be constituted and shall operate as the JRC agrees. After the end of the Research Term, the JRC shall only meet if necessary to fulfill its duties under Sections 2.4(f) and 2.4(g).

(b)           All decisions of the JRC made pursuant to this Agreement shall be made by consensus; provided, however, that in the event of a disagreement between Pfizer and Incyte,

subject to Sections 2.1(c) and 2.1(d) below, the Pfizer co-chair of the JRC shall have the final decision-making authority.

(c)           Any changes to the Research Plan that materially expand Incyte’s obligations or require Incyte to materially increase its efforts or materially alter the nature of the services provided by Incyte shall require the unanimous consent of the JRC. If the JRC fails to reach unanimous consent regarding any such change to the Research Plan, then the obligations of Incyte shall not be increased and the nature of the services provided by Incyte shall not be altered.

(d)           Any changes to the assays used to define CCR2 Antagonists that are described in Schedules 1.7(a)-(c) shall require the unanimous consent of the JRC. If the JRC fails to reach unanimous consent regarding any such change to such assays, then such assays shall not be changed.

2.2          Meetings. The JRC shall hold meetings at such times and places as shall be determined by the JRC (it being expected that any in-person meetings will alternate between the appropriate offices of each Party), but in no event shall such meetings be held less frequently than once every calendar quarter during the Research Term; and the JRC may:

(a)           conduct meetings in person, by videoconference or by telephone conference;

(b)           invite other personnel of the Parties to attend meetings of the JRC as appropriate to the agenda for such meeting, after giving advance notice to the other Party;

(c)           act without a meeting if, prior to such action, a consent thereto is signed by the co-chairs of the JRC; and

(d)           by unanimous consent, amend or expand upon the foregoing procedures for its internal operation.

2.3          Minutes. At each meeting, the JRC shall elect a secretary who will prepare minutes after each meeting, reporting in reasonable detail the actions taken by the JRC during such meeting, issues requiring resolution, and resolutions of previously reported issues. Such minutes are to be reviewed and, if reasonably complete and accurate, signed by one JRC member from each Party. The secretary shall revise such minutes as necessary to obtain such signatures.

2.4          JRC Functions and Powers. The research activities of the Parties under the Research Plan shall be managed by the JRC only to the extent set forth herein (unless otherwise mutually agreed in writing by the Parties). The JRC shall foster the collaborative relationship between the Parties in order to assist each Party in fulfilling its obligations under the Research Plan, and shall in particular:

(a)           encourage and facilitate ongoing cooperation and information exchange between the Parties;

(b)           monitor the progress of the Research Program and the Parties’ diligence in carrying out their responsibilities thereunder;

*** Confidential material redacted and filed separately with the Commission.

(c)           subject to Section 2.1 (c), prepare any amendments to the Research Plan, if the JRC should determine that any such amendments are necessary;

(d)           set priorities, allocate tasks and coordinate activities between the Parties, in each case as required to perform the Research Program;

(e)           perform such other functions as appropriate to further the purposes of the Research Plan as mutually determined by the Parties;

(f)            subject to Section 2.1(d), amend, modify, replace or delete any of the assays used to define CCR2 Antagonists, as described in Schedules 1.7(a)-(c), if the JRC should determine that any such change is necessary; and

(g)           discuss issues relating to the ***, including if *** from the ***, the *** and ***

Except as set forth in Sections 2.4(c) and 2.4(f), the JRC shall have no power to amend this Agreement and shall have only such powers as are specifically delegated to it in this Agreement.

2.5          Independence. Subject to the terms of this Agreement, the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity. The relationship between Incyte and Pfizer is that of independent contractors and neither Party shall have the power to bind or obligate the other Party in any manner, other than as is expressly set forth in this Agreement. Incyte and Pfizer are not joint venturers, partners, principal and agent, employer and employee, and have no other relationship other than independent contracting parties.

3.                                      CONDUCT OF THE RESEARCH PROGRAM

3.1          Research Plan. The Parties shall conduct the Research Program according to the research plan (as amended from time to time, the “Research Plan”). The initial Research Plan has been approved by the Parties concurrent with the execution of this Agreement and is attached hereto as Exhibit B. The Research Plan may be amended from time to time by the JRC during the Research Term based upon the data obtained in the Research Program and in accordance with Sections 2.1(c) and 2.4(c); provided that such amendments (i) are in writing and signed by both Parties if required by Section 2.1(c) and (ii) do not violate or contradict any provision of this Agreement. In the event of an inconsistency or disagreement between the Research Plan and this Agreement, the terms of this Agreement shall prevail.

3.2          Conduct of Research. The Parties shall conduct the Research Program in compliance in all material respects with the requirements of applicable Laws and use reasonably diligent efforts to achieve the objectives of the Research Program and the Research Plan efficiently and expeditiously. Each Party shall promptly inform the other about all inventions within Program Technology that are made in the performance of the Research Program or the Research Plan.

3.3          Research Costs. Except as provided in this Section 3.3, each Party shall bear its own internal costs and any external payments to Third Parties that it incurs in the course of the

*** Confidential material redacted and filed separately with the Commission.

Research Program unless otherwise agreed by the JRC. Pfizer shall reimburse Incyte for the number of FTEs specified in the Research Plan at a rate equal to (i) *** and *** and (ii) *** for *** and ***. Incyte shall bill Pfizer for such FTE costs at the beginning of each calendar quarter, and Pfizer shall make all such payments by wire transfer, in accordance with the wire instructions set forth in Section 8.6, within thirty (30) days after its receipt of each such invoice from Incyte.

3.4          Records. Each Party shall maintain complete and accurate records of all work conducted under the Research Program and all results, data and developments made pursuant to its efforts under the Research Program. Such records shall reflect work done and results achieved in the performance of the Research Program in sufficient detail and in a manner appropriate for patent and regulatory purposes. Subject to bona fide confidentiality obligations to a Third Party, each Party shall have the right to request copies of such records of the other Party at reasonable times and upon reasonable notice to the extent necessary or useful for such Party to conduct its research or perform its other obligations under this Agreement, or to secure or enforce patents licensed under this Agreement.

3.5          Reports. During the Research Term, each Party shall report to the JRC no less than once per calendar quarter, and such reports shall consist of a written progress report summarizing the work performed under the Research Plan since the previous report. The JRC shall define the format and the nature of the content of such quarterly reports, which format and nature shall be adopted by both Parties.

3.6          Termination of Research Program. The Research Program and the Research Plan shall automatically terminate on the effective date of any termination of this Agreement pursuant to Section 11.2 or 11.3. In addition, Pfizer may terminate the Research Program and the Research Plan if Incyte has materially breached its obligations under Article 3 of this Agreement or under the Research Plan, such termination to be effective thirty (30) days after Incyte’s receipt of a notice from Pfizer to such effect in accordance with Section 15.3; provided that if Incyte has cured such breach prior to the expiration of such thirty (30)-day period, then the Research Program and Research Plan shall remain in effect pursuant to the terms thereof. As a result of any termination in accordance with this Section 3.6, Article 2 (other than Sections 2.4(f) and 2.4(g)), Article 3, the Research Program and the Research Plan shall cease to be in effect and neither Party shall have any further obligations with respect thereto.

4.                                      HSR.

4.1          HSR. Pfizer (or its Affiliate) and Incyte (or its Affiliate) shall take (or shall cause such Affiliate to take, if applicable) (i) all actions necessary at the earliest practicable date to make the filing required under the HSR Act and (ii) reply at the earliest practicable date with any requests for information received from the United States Federal Trade Commission (“FTC”) or Antitrust Division of the United States Department of Justice (“DoJ”) pursuant to the HSR Act. The Parties shall, to the extent reasonably practicable, consult with one another prior to making any filings, responses to inquiries or other contacts with the FTC or DoJ concerning the transactions contemplated hereby. Pfizer shall pay any fees in connection in with the HSR filing, other than any Incyte legal fees or expenses.

*** Confidential material redacted and filed separately with the Commission.

5.                                      DEVELOPMENT AND COMMERCIALIZATION

5.1          Transition Plan. In order to ensure the smooth transition of ongoing development activities for the Compounds that Incyte has licensed to Pfizer pursuant to Section 7.1 and to facilitate the transfer of the Incyte Technology to Pfizer, the Parties hereby agree to comply with the provisions of the transition plan (the “Transition Plan”), which is attached hereto as Exhibit C. In the event of an inconsistency or disagreement between the Transition Plan and this Agreement, the terms of this Agreement shall prevail.

5.2          Development Plan. The development of each Pfizer Product shall be governed by a development plan that describes the proposed overall program of development (the “Development Plan”). The initial Development Plans for *** and *** are attached hereto as Exhibits D-1, D-2 and D-3, respectively (collectively, the “Initial Development Plan”). Pfizer shall have the sole right and responsibility for preparing the Development Plan for each Pfizer Product. All decisions with respect to the creation, modification and implementation of the Initial Development Plan, all other such Development Plans and all development activities shall be made by Pfizer in its sole discretion; provided that Pfizer will present a draft Development Plan for each Pfizer Product and any material changes to the Initial Development Plan to the Development Committee and will give due consideration to any comments of Incyte thereto.

5.3          Development Information Exchange.

(a)           Development Committee. The Parties shall establish a development committee (the “Development Committee”) for the sole purpose of reviewing and discussing (i) past and current material development activities and (ii) as appropriate, future material development activities for Pfizer Products and Incyte Products. The Development Committee shall have no decision-making authority.

(b)           Members. The Development Committee shall consist of no more than four (4) representatives of Incyte and no less than four (4) representatives of Pfizer. Depending on the number of Pfizer Products in development at any given time, Pfizer shall have the flexibility to add additional members to the Development Committee, as appropriate. The Development Committee shall be chaired by one of the Pfizer representatives (the “Committee Chair”).

(c)           Meetings. During the period beginning on the Effective Date and ending, on a Pfizer Product-by-Pfizer Product basis, after the first Launch of such Pfizer Product (the “Meeting Period”), the Development Committee shall meet quarterly (each such meeting, a “Development Committee Meeting”). The Parties agree that the ***. The Parties further agree that a Development Committee Meeting will be ***; provided that in no event will the Parties be required to meet more than four (4) times in any calendar year as a result of such scheduling. All Development Committee Meetings may be conducted in person, by videoconference or by teleconference at such times and such Pfizer or Incyte locations as shall be determined by the Development Committee. In-person meetings of the Development Committee will alternate between appropriate offices of each Party. The Parties shall each bear all expenses of their respective representatives relating to their participation on the Development Committee.

*** Confidential material redacted and filed separately with the Commission.

(d)           Reports. During the Meeting Period, (i) Pfizer shall provide quarterly written reports (“Pfizer Development Reports”) to the Incyte representatives on the Development Committee, which contain (x) a summary of material development activities with respect to Pfizer Products since the last Pfizer Development Report and (y) if applicable, draft Development Plans for Pfizer Products and (ii) Incyte shall provide quarterly written reports (“Incyte Development Reports” and, together with Pfizer Development Reports, “Development Reports”) to the Pfizer representatives on the Development Committee, which contain (x) a summary of material development activities with respect to Incyte Products since the last Incyte Development Report and (y) if applicable, draft development plans for Incyte Products. The Parties will use reasonable efforts to provide their respective Development Reports to the Development Committee representatives at least five (5) Business Days before the next Development Committee Meeting. All Pfizer Development Reports and Development Plans for Pfizer Products shall be deemed Pfizer Confidential Information. All Incyte Development Reports and development plans for Incyte Products shall be deemed Incyte Confidential Information.

(e)           Notices. Each Party shall deliver to the other Party the following notices: (i) prior to any decision being made by a Party with respect to a Pfizer Key Decision Point or an Incyte Key Decision Point, as the case may be, such Party shall notify the other Party that such Pfizer Key Decision Point or Incyte Key Decision Point is under consideration; provided that Pfizer will use reasonable efforts to deliver any such notice sufficiently in advance of a decision being made with respect to a Pfizer Key Decision Point ***, (ii) no later than ten (10) Business Days after a Party has made a final decision with respect to a Pfizer Key Decision Point or an Incyte Key Decision Point, as the case may be, such Party shall notify the other Party of such decision, (iii) no later than ten (10) Business Days (x) after a Party receives Regulatory Approval of an NDA in the United States for a Pfizer Product or an Incyte Product, as the case may be, or (y) after the Launch of a Pfizer Product or an Incyte Product, as the case may be, in a Major European Country or Japan, the Party receiving such Regulatory Approval or Launching such Pfizer Product or Incyte Product, as the case may be, shall notify the other Party of the receipt of such Regulatory Approval or such Launch, as the case may be.

5.4          Diligence.

(a)           Pfizer will use Commercially Reasonable Efforts to carry out the Initial Development Plan, as it may be amended in accordance with Section 5.2.

(b)           Pfizer will use Commercially Reasonable Efforts to develop, seek Regulatory Approval for and commercialize Pfizer Products on a country-by-country and Pfizer Product-by-Pfizer Product basis.

5.5          Regulatory Affairs. Pfizer shall own and be responsible for preparing and submitting all Regulatory Filings and seeking and maintaining all Regulatory Approvals for all Pfizer Products, including preparing all reports necessary as part of a Regulatory Filing or Regulatory Approval.

5.6          Manufacture and Supply. Pfizer shall be responsible for the manufacture of all preclinical and clinical materials for each Pfizer Product, for the commercial supply of each Pfizer Product and for all costs associated therewith.

*** Confidential material redacted and filed separately with the Commission.

5.7          Costs. Pfizer shall be responsible for all costs associated with the development and commercialization of Pfizer Products that are incurred by it after the Effective Date. In addition, Pfizer agrees to pay the costs that are specified in the Transition Plan.

5.8          Trademarks. Pfizer shall select all trademarks for all Pfizer Products and shall own all such trademarks.

5.9          Pricing. Pfizer shall be solely responsible for the pricing and other terms of sale for all Pfizer Products.

6.                                      INCYTE PRODUCTS

6.1          Development Plan. The development of each Incyte Product shall be governed by a development plan that describes the proposed overall program of development. Incyte shall have the sole right and responsibility for preparing the development plan for each Incyte Product. All decisions with respect to the creation, modification and implementation of such development plans and all development activities shall be made by Incyte in its sole discretion; provided that Incyte will present a draft development plan for each Incyte Product and any material changes thereto to the Development Committee and will give due consideration to any comments of Pfizer thereto.

6.2          Regulatory Affairs. Incyte shall own and be responsible for preparing and submitting all Regulatory Filings and seeking and maintaining all Regulatory Approvals for all Incyte Products, including preparing all reports necessary as part of a Regulatory Filing or Regulatory Approval.

6.3          Manufacture and Supply. Incyte shall be responsible for the manufacture of all preclinical and clinical materials for each Incyte Product, for the commercial supply of each Incyte Product and for all costs associated therewith.

6.4          Costs. Incyte shall be responsible for all costs associated with the development and commercialization of Incyte Products.

6.5          Trademarks. Incyte shall select all trademarks for all Incyte Products and shall own all such trademarks.

6.6          Pricing. Incyte shall be solely responsible for the pricing and other terms of sale for all Incyte Products.

6.7          Incyte Compounds.

(a)           Designation of Initial Back-Up Incyte Compound. The Parties agree that Incyte shall choose the first back-up Incyte Compound only in accordance with the procedures set forth below:

(i)            Incyte shall run the studies set forth on Schedule 6.7(a) under the heading ***, in parallel and at Incyte’s sole expense, on the following *** Compounds: *** (each, individually, a “Test Compound” and,

*** Confidential material redacted and filed separately with the Commission.

collectively, and together with the additional Compounds permitted to be designated by Incyte as Test Compounds pursuant to Section 6.7(a)(v), the “Test Compounds”). Promptly after completion of such ***, Incyte shall provide Pfizer with a copy of all information, data and test results of such *** for each of the Test Compounds.

(ii)           If any of the Test Compounds successfully completes the *** and meets Incyte’s criteria for advancement, as determined by Incyte in its sole discretion, then Incyte shall select one of such Test Compounds and shall analyze such Test Compound, at Incyte’s sole expense, by ***. Promptly after completion of such ***, Incyte shall provide Pfizer with a copy of all information, data and test results of such *** for such Test Compound. If any of the Test Compounds do not successfully complete the *** or do not meet Incyte’s criteria for advancement, then (x) *** and (y) ***.

(iii)         If the first Test Compound selected by Incyte pursuant to Section 6.7(a)(ii) successfully completes the *** and meets Incyte’s criteria for advancement, as determined by Incyte in its sole discretion, then Incyte shall promptly notify Pfizer that it would like to designate such Test Compound as an Incyte Compound. Effective upon Pfizer’s receipt of such notice pursuant to Section 15.3, (x) ***, (y) *** and (z) ***.

(iv)          If the first Test Compound selected by Incyte pursuant to Section 6.7(a)(ii) does not successfully complete the ** or does not meet Incyte’s criteria for advancement, then (x) ***, (y) ***. Promptly after completion of such ***, Incyte shall provide Pfizer with a copy of all information, data and test results of such *** for such Test Compound. If the *** Test Compound successfully completes the *** and meets Incyte’s criteria for advancement, then Section 6.7(a)(iii) shall apply with respect to such Test Compound and the other Test Compounds. If the *** Test Compound does not successfully complete the *** or does not meet Incyte’s criteria for advancement, then this Section 6.7(a)(iv) shall apply with respect to such Test Compound and the other Test Compounds. Sections 6.7(a)(iii) and (iv) shall continue to be applied until Incyte either designates an Incyte Compound from the Test Compounds or notifies Pfizer that it will not designate any of the Test Compounds as an Incyte Compound, in which case ***.

*** Confidential material redacted and filed separately with the Commission.

(v)            If Incyte notifies Pfizer that it will not designate any of the Test Compounds listed in Section 6.7(a)(i) as an Incyte Compound because none of the Test Compounds successfully completed both the *** and the *** and met Incyte’s criteria for advancement, then Incyte may designate up to an additional *** Compounds as Test Compounds under the following circumstances: (A) ***, (B) *** and (C) ***.  After Incyte and Pfizer have agreed which Compounds will be designated as additional Test Compounds, Incyte shall follow the procedures set forth in this Section 6.7(a) with respect to such additional Test Compounds until Incyte either designates an Incyte Compound from such additional Test Compounds or notifies Pfizer that it will not designate any of the additional Test Compounds as an Incyte Compound, in which case ***.

(b)           Designation of Future Incyte Compounds.  If Incyte does not *** either because such Incyte Compounds have not yet been selected or because Incyte has notified Pfizer pursuant to Section 5.3(e) that it is not going to pursue any further research or development of an Incyte Compound that is either a lead or a back-up compound for an Incyte Indication, then (x) *** or ***, (I) *** (II) *** to *** (y) ***.

(i)            *** “Incyte Pool Compounds”; provided that ***.  If Pfizer wishes to designate a Compound as an Incyte Pool Compound and any of the assays set forth on Schedule 6.7(b) under the heading “Assays” (the “Assays”) has been conducted with respect to such Compound, Pfizer will only be permitted to designate such Compound as an Incyte Pool Compound, if such Compound meets the guidelines set forth on Schedule 6.7(b) under the heading “Requirement for Designation” for each Assay that has been conducted or if Incyte agrees that Pfizer may designate such Compound as an Incyte Pool

*** Confidential material redacted and filed separately with the Commission.

Compound.  The Parties agree that Pfizer will not be obligated to perform any Assays with respect to any Compound, other than pursuant to the Research Plan.

(ii)           *** Incyte Pool Compound, Pfizer will provide Incyte with a list of the then current Incyte Pool Compounds and a copy of all information, data and test results that Pfizer has with respect to such Incyte Pool Compounds that have not been previously provided to Incyte.  When Pfizer provides Incyte with such information, data and test results, Pfizer may ***.  All information, data or test results, whether or not so marked, will be Pfizer Confidential Information, and Incyte shall treat such information, data or test results in accordance with the provisions of Sections 10.2 and 10.4.  After its receipt of such information, data and test results, Incyte, in its sole discretion, may conduct additional Assays, *** or *** with respect to any or all Incyte Pool Compounds, in each case, at Incyte’s sole expense, but in no event may ***.  Promptly after completion of any such Assays, *** or ***, Incyte shall provide Pfizer with a copy of all information, data and test results with respect to each applicable Incyte Pool Compound.

(iii)         After Incyte has notified Pfizer that it would like to designate an Incyte Pool Compound as an Incyte Compound then, effective upon Pfizer’s receipt of such notice pursuant to Section 15.3, such Incyte Pool Compound shall be deemed an Incyte Compound and added to Schedule 1.35.

(iv)          ***

(c)           Designation of an Incyte Compound due to Reverted Indication.  If a Pfizer Indication becomes a Reverted Indication pursuant to Section 11.4 and Pfizer decides not to revert a Compound to Incyte with such Reverted Indication, then Incyte shall have the right but not the obligation to designate an additional Incyte Compound ***

7.                                      LICENSES AND RELATED RIGHTS

7.1          License to Pfizer.  Subject to the terms of this Agreement, Incyte grants, and shall cause its Affiliates to grant, to Pfizer the following:

(a)           an exclusive (even as to Incyte and its Affiliates) license, with the right to sublicense, to use the Incyte Technology, Incyte Confidential Information and Program Technology to the extent necessary or useful, to make, have made, use, import, offer for sale or sell Compounds, Incyte Compounds, Pfizer Products, Animal Products or Incyte Products for the

treatment, control or prevention of the Pfizer Indications or the Incyte Indications in the Territory;

(b)           an exclusive (even as to Incyte and its Affiliates) license, with the right to sublicense, under the Incyte Patent Rights, Incyte Product Patent Rights and Incyte Program Patent Rights to the extent necessary or useful to make, have made, use, import, offer for sale or sell Compounds, Incyte Compounds, Pfizer Products, Animal Products or Incyte Products for the treatment, control or prevention of the Pfizer Indications or the Incyte Indications in the Territory; and

(c)           a non-exclusive, irrevocable, worldwide, royalty-free, perpetual license, with the right to sublicense, under the Incyte Program Patent Rights for any and all purposes.

Notwithstanding the foregoing, with respect to any Incyte Technology, Incyte Patent Rights or Incyte Product Patent Rights, that Incyte acquires by purchase, license, assignment or other means from a Third Party, Incyte shall only be required to grant to Pfizer a license to such Incyte Technology, Incyte Patent Rights or Incyte Product Patent Rights (x) to the extent permitted under its agreement with such Third Party and (y) if Pfizer agrees to be responsible for all payments to such Third Party under such Third Party agreement that may be incurred as a result of such sublicense to Pfizer and executes documentation reasonably satisfactory to Incyte to such effect.

7.2          Sublicenses and License to Incyte.  Subject to the terms of this Agreement, Pfizer grants, and shall cause its Affiliates to grant, to Incyte the following fully paid, royalty-free, worldwide sublicenses and licenses:

(a)           an exclusive (even as to Pfizer and its Affiliates) sublicense, with the right to further sublicense, to use the Incyte Technology, Incyte Confidential Information, Pfizer Technology, Pfizer Confidential Information and Program Technology to the extent necessary or useful to make, have made, use, import, offer for sale or sell Incyte Compounds or Incyte Products for the treatment, control or prevention of the Incyte Indications in the Territory for the sole purpose of making, having made, using, importing, offering for sale or selling Incyte Compounds or Incyte Products for the treatment, control or prevention of the Incyte Indications in the Territory;

(b)           an exclusive (even as to Pfizer and its Affiliates) sublicense, with the right to further sublicense, under the Incyte Patent Rights, Incyte Product Patent Rights and Incyte Program Patent Rights to the extent necessary or useful to make, have made, use, import, offer for sale or sell Incyte Compounds or Incyte Products for the treatment, control or prevention of the Incyte Indications in the Territory for the sole purpose of making, having made, using, importing, offering for sale or selling Incyte Compounds or Incyte Products for the treatment, control or prevention of the Incyte Indications in the Territory;

(c)           an exclusive (even as to Pfizer and its Affiliates) license, with the right to sublicense, under the Program Patent Rights and Pfizer Use Patent Claims to the extent necessary to make, have made, use, import, offer for sale or sell Incyte Compounds or Incyte Products for the treatment, control or prevention of the Incyte Indications in the Territory for the sole purpose of making, having made, using, importing, offering for sale or selling Incyte Compounds or Incyte Products for the treatment, control or prevention of the Incyte Indications in the Territory;

(d)           an exclusive (even as to Pfizer and its Affiliates) license, with the right to sublicense, under the Pfizer Process Patent Claims to the extent necessary to manufacture Incyte Compounds or Incyte Products for the treatment, control or prevention of the Incyte Indications in the Territory for the sole purpose of making, having made, using, importing, offering for sale or selling Incyte Compounds or Incyte Products for the treatment, control or prevention of the Incyte Indications in the Territory; and

(e)           a non-exclusive license, with the right to sublicense, under the Program Patent Rights for any and all purposes, except to make, have made, use, import, offer for sale or sell Compounds, Incyte Compounds, Pfizer Products, Animal Products or Incyte Products (other than as permitted under Sections 7.2 and 11.4).

Notwithstanding the foregoing, with respect to any Pfizer Technology, Pfizer Use Patent Claims or Pfizer Process Patent Claims, that Pfizer acquires by purchase, license, assignment or other means from a Third Party, Pfizer shall only be required to grant to Incyte a license to such Pfizer Technology, Pfizer Use Patent Claims or Pfizer Process Patent Claims (x) to the extent permitted under its agreement with such Third Party and (y) if Incyte agrees to be responsible for all payments to such Third Party under such Third Party agreement that may be incurred as a result of such sublicense to Incyte and executes documentation reasonably satisfactory to Pfizer to such effect.

7.3          Research Licenses.

(a)           Subject to Section 7.4(a), and without limiting any of the licenses granted in Section 7.1, Incyte grants, and shall cause its Affiliates to grant, to Pfizer a nonexclusive, irrevocable, worldwide, royalty-free, perpetual license, with the right to sublicense to Affiliates, to use for all research purposes the Incyte Technology, Incyte Confidential Information and Program Technology disclosed to Pfizer during the Term; provided that Pfizer shall not have any right to use the Incyte Technology, Incyte Confidential Information or Program Technology for the sale or manufacture for sale of pharmaceutical products or processes.  Subject to Section 7.4(a), without limiting any of the sublicenses or licenses granted in Section 7.2, Pfizer grants, and shall cause its Affiliates to grant, to Incyte a nonexclusive, irrevocable, worldwide, royalty-free, perpetual license, with the right to sublicense to Affiliates, to use for all research purposes (i) the Incyte Technology, Incyte Confidential Information and Program Technology and (ii) the Pfizer Technology and Pfizer Confidential Information disclosed to Incyte during the Term; provided that Incyte shall not have any right to use the Pfizer Technology, Pfizer Confidential Information or Program Technology for the sale or manufacture for sale of pharmaceutical products or processes.

(b)           Subject to Section 7.4(a), and without limiting any of the licenses granted in Section 7.1, Incyte grants, and shall cause its Affiliates to grant, to Pfizer a non-exclusive, irrevocable, worldwide, royalty-free, perpetual license, with the right to sublicense to Affiliates, under the Incyte Product Patent Rights to use for all research purposes; provided that Pfizer shall not have any right to use the Incyte Product Patent Rights for the sale or manufacture for sale of pharmaceutical products or processes.

*** Confidential material redacted and filed separately with the Commission.

7.4          Non-Compete.

(a)           Research Non-Compete.  During the Research Term, except pursuant to this Agreement or the Research Plan, the Parties will not, and will cause their respective Affiliates not to, directly or indirectly, by itself (or themselves) or with any Third Party, conduct research on or develop any CCR2 Antagonist in the Territory; provided that this Section shall not ***.

(b)           Commercial Non-Compete.  Subject to Section 7.5, during the Term, except for Pfizer Products, Animal Products and Incyte Products, the Parties will not, and will cause their respective Affiliates not to, directly or indirectly, by itself (or themselves) or with any Third Party, market, sell, detail, promote or distribute any human or animal pharmaceutical product that contains any CCR2 Antagonist in the Territory; provided that this Section 7.4(b) (x) shall not apply to Pfizer (i) with respect to any Reverted Indication and (ii) after the Royalty Term Expiration Date for a given Pfizer Product in a country in the Territory, with respect to the Pfizer Indication (or Pfizer Indications) for which such Pfizer Product received Regulatory Approval in such country and (y) shall not ***.

(c)           Indication Non-Compete.  During the Term (i) Pfizer will not, and will cause its Affiliates not to, develop, market, detail or promote any human or animal pharmaceutical product that contains a CCR2 Antagonist for an indication that is an Incyte Indication, (ii) Pfizer will not, and will cause its Affiliates not to, develop, market, detail or promote any human or animal pharmaceutical product that contains a Compound for a Reverted Indication and (iii) Incyte will not, and will cause its Affiliates not to, develop, market, detail or promote any human or animal pharmaceutical product that contains a CCR2 Antagonist for a Pfizer Indication; provided that this Section 7.4(c) shall not ***.

7.5          Acquisition of Competing Product.  Notwithstanding the provisions of Section 7.4, which provisions shall not be deemed breached as a result of an acquisition or merger described in this Section 7.5 (unless such acquisition or merger involves a Third Party whose sole pharmaceutical product is a Competing Product), if Pfizer acquires a Competing Product through an acquisition of the whole or substantially the whole of the business or assets of another Person or through a merger with another Person (each, an “Acquisition Transaction”), then Pfizer shall, within sixty (60) days from the date of Pfizer’s board approval of such Acquisition Transaction, notify Incyte of such Acquisition Transaction and as to whether Pfizer (i) is required by a Governmental Authority to, or elects to, divest its interest in such Competing Product or (ii) elects to retain such Competing Product.  If Pfizer is required or elects to divest its interest in such Competing Product, then Pfizer shall use reasonable efforts to identify a Third Party purchaser to whom Pfizer will divest its interest in such Competing Product and to enter into a definitive agreement with such Third Party for such divestiture as soon as reasonably practicable under the circumstances (which may be subject to the terms of a Hold Separate

*** Confidential material redacted and filed separately with the Commission.

Transaction (as defined below) as applicable).  If Pfizer fails to enter into a definitive agreement with a Third Party to divest such Competing Products (other than as part of any Hold Separate Transaction) within six (6) months after the closing of the acquisition or merger for which Pfizer has provided Incyte with notice, or if such divestiture is subject to the terms of a Hold Separate Transaction, within twelve (12) months after the closing of the acquisition or merger for which Pfizer has provided Incyte with notice, then Pfizer will ***.  If Pfizer elects to retain such Competing Product, then Pfizer will ***.

As used herein, a “Hold Separate Transaction” shall mean any “hold separate” transaction (whether through the establishment of a trust or otherwise) involving the proposed sale of the applicable Competing Product pursuant to an agreement with any Governmental Authority responsible for antitrust laws.

8.                                      FINANCIAL TERMS

8.1          Upfront Payment.  Pfizer shall pay to Incyte an upfront, non-creditable, non-refundable, payment of forty million dollars ($40,000,000) payable within fifteen (15) Business Days after the Effective Date.

8.2          Milestone Payments.

(a)           Pfizer shall pay Incyte, a non-creditable (except as set forth in this Section 8.2), non-refundable, milestone payment (each, an “Event Milestone Payment”) for Pfizer Products in respect of each of the following events (each, an “Event Milestone”) in the particular amounts specified below within twenty (20) Business Days after the occurrence of the relevant Event Milestone.

Event Milestone “M” means million	***
***	***
***	***

*** Confidential material redacted and filed separately with the Commission.

Event Milestone “M” means million	***
***	***
***	***
***	***
***	***
***	***
***	***

*** Confidential material redacted and filed separately with the Commission.

Event Milestone “M” means million	***
***	***
TOTAL	***

*The Event Milestone Payments in this column shall only apply if the Compound that Pfizer develops for any Pfizer Indication in the *** is ***.

** The Event Milestone Payments in this column shall apply to any Compound that Pfizer develops for any Pfizer Indication in the ***, other than ***.

(b)           All Event Milestone Payments set forth in this Section 8.2 shall be paid ***.  For purposes of this Section 8.2, ***.

(c)           *** if a Phase II(b) Trial or a Phase III Trial of a Pfizer Product Commences, or a Pfizer Product is the subject of an NDA that has been filed or accepted for filing, such Pfizer Product shall be deemed to have achieved all the Event Milestones prior to that stage of development, and if the related Event Milestone Payment for any of such earlier Event Milestones has not been previously paid and would otherwise be due under this Section 8.2, it shall then be paid.  *** within *** Business Days after the occurrence of the earlier of (i) the *** or (ii) the ***.

(d)           Notwithstanding anything to the contrary in this Section 8.2, ***.  The Parties agree that for purposes of determining the Event Milestone Payments payable under this Section 8.2, ***.

*** Confidential material redacted and filed separately with the Commission.

***

The examples below are for illustrative purposes only.

Example 1:                                    ***

Example 2:                                    ***

Example 3:                                    ***

Example 4:                                    ***

*** Confidential material redacted and filed separately with the Commission.

***

(e)           In the event that a Party has given the other Party any notice of termination of this Agreement under Section 11, no further Event Milestone Payments shall become due during such notice period.  If such notice of termination is the subject of a dispute, such dispute shall be resolved in accordance with Section 11.3(d) and Article 14.

8.3          Sales Milestone Payments.  In addition to the Event Milestone Payments, in consideration of the rights granted hereunder, and subject to the terms and conditions of this Agreement, Pfizer shall make the following non-creditable, non-refundable, one-time payments to Incyte (collectively, the “Sales Milestone Payments”) when aggregate Net Sales of all Pfizer Products in a calendar year in the Territory first reach the respective thresholds indicated below:

Worldwide Annual Net Sales	Sales Milestone Payment

Net Sales in a calendar year exceed ***	***

Net Sales in a calendar year exceed ***	***

Net Sales in a calendar year exceed ***	***

Pfizer shall make any Sales Milestone Payment payable with respect to a calendar year within sixty (60) days after the end of such calendar year, and such payment shall be accompanied by a report identifying the Pfizer Products, the relevant countries, Net Sales of each Pfizer Product for each such country, and the amount payable to Incyte.

8.4          Royalty Payments.

(a)           U.S. Royalty Payments. Until the Royalty Term Expiration Date for a given Pfizer Product, Pfizer shall pay Incyte the following non-creditable, non-refundable royalty payments based on the following increments of Net Sales in the United States of each such Pfizer Product that contains a given Compound:

(i)            *** percent (***%) for Net Sales in a calendar year up to ***;

*** Confidential material redacted and filed separately with the Commission.

(ii)           *** percent (***%) for Net Sales in a calendar year over *** and up to ***; and

(iii)         *** percent (***%) for Net Sales in a calendar year over ***.

(b)           Ex-U.S. Royalty Payments.   Until the Royalty Term Expiration Date for a given Pfizer Product, Pfizer shall pay Incyte the following non-creditable, non-refundable royalty payments based on the following increments of Net Sales in all countries in the Territory other than the United States of each such Pfizer Product that contains a given Compound:

(i)            *** percent (***%) for Net Sales in a calendar year up to ***;

(ii)           *** percent (***%) for Net Sales in a calendar year over *** and up to ***; and

(iii)         *** percent (***%) for Net Sales in a calendar year over ***.

(c)           Royalty Calculations. Royalty payments due pursuant to Sections 8.4(a) and 8.4(b) shall be calculated ***.  Therefore, ***

The example below is for illustrative purposes only.

Example:                                              ***

(d)           Royalty Reductions.  Notwithstanding anything to the contrary in this Section 8.4, (i) for Net Sales based on sales of a Pfizer Product in the United States, any payments owed with respect to such Pfizer Product pursuant to this Section 8.4 shall be reduced

*** Confidential material redacted and filed separately with the Commission.

(x) by *** percent (***%) for *** and (y) by *** percent (***%) if ***; provided that in no event shall such payments be reduced by more than *** percent (***%) as a result of the events described in clauses (x) and (y) above occurring; and (ii) for Net Sales based on sales of a Pfizer Product in a country in the Territory other than the United States, any payments owed with respect to such Pfizer Product pursuant to this Section 8.4 shall be reduced by *** percent (***%) in the relevant country if ***

8.5          Payments and Payment Reports.  All royalties due under Section 8.4 shall be paid within sixty (60) days of the end of the relevant Pfizer Quarter for which such royalties are due.  Each royalty payment shall be accompanied by a statement identifying the Pfizer Product, the relevant countries, Net Sales for each Pfizer Product for each such country, the amount payable to Incyte, and the computation thereof, which computation will include all the itemized deductions subtracted from gross sales to arrive at Net Sales.  All such statements shall be kept confidential by Incyte and not disclosed to any Third Party other than Incyte’s accountants who Incyte shall cause to be obligated to keep such information confidential, and such information and statements shall only be used for purposes of this Agreement.

8.6          Payment Method.  All payments due under this Agreement to Incyte shall be made by electronic transfer in immediately available funds via either a bank wire transfer, an ACH (automated clearing house) mechanism, or any other means of electronic funds transfer, at Pfizer’s election, to ***, For credit to: *** or to such other bank accounts as Incyte shall designate in writing at least five (5) Business Days before the payment is due.  All payments hereunder shall be made in the legal currency of the United States of America.

8.7          Taxes. It is understood and agreed between the Parties that any payments made under Sections 8.1, 8.2 or 8.3 of this Agreement are inclusive of any value added or similar tax imposed upon such payments.  In addition, in the event any of the payments made by Pfizer pursuant to Article 8 become subject to withholding taxes under the laws of any jurisdiction, Pfizer shall deduct and withhold the amount of such taxes for the account of Incyte to the extent required by Law, such amounts payable to Incyte shall be reduced by the amount of taxes deducted and withheld, and Pfizer shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to Incyte an official tax certificate or other evidence of such tax obligations together with proof of payment from the relevant Governmental Authority of all amounts deducted and withheld sufficient to enable Incyte to claim such payment of taxes. Any such withholding taxes required under applicable Law to be paid or withheld shall be an expense of, and borne solely by, Incyte.  Pfizer will provide Incyte with reasonable assistance to enable Incyte to recover such taxes as permitted by Law.

8.8          Foreign Exchange.  Conversion of sales recorded in local currencies to U.S. dollars for the purpose of calculating the Sales Milestone Payments or royalty payments will be performed in a manner consistent with Pfizer’s normal practices used to prepare its audited financial reports; provided that such practices use a widely accepted source of published exchange rates.

8.9          Interest.  If Pfizer fails to make any payment due to Incyte under this Agreement, then interest shall accrue on a daily basis at a rate equal to the thirty (30)-day U.S. dollar LIBOR rate effective for the date that payment was due, as published by The Wall Street Journal.

8.10        Records; Audits.  Pfizer shall, and shall cause its Affiliates and sublicensees to, keep accurate books and records setting forth gross sales of each Pfizer Product, Net Sales of each Pfizer Product, and amounts payable hereunder to Incyte for each such Pfizer Product.  Pfizer shall permit Incyte, by independent qualified public accountants employed by Incyte and reasonably acceptable to Pfizer, to examine such books and records at any reasonable time, but not later than two (2) years following the rendering of any corresponding reports, accountings and payments pursuant to Section 8.4.  The foregoing right of examination may be exercised only once during each twelve (12)-month period.  Such accountants may be required by Pfizer to enter into a reasonably acceptable confidentiality agreement, and in no event shall such accountants disclose to Incyte any information other than such as relates to the accuracy of reports and payments made or due hereunder.  The opinion of such accountants regarding such reports, accountings and payments shall be binding on the Parties, other than in the case of manifest error.  Incyte shall bear the cost of any such examination; provided that if such examination shows an underpayment of royalty payments of more than five percent (5%) of the amount due for the applicable period, then Pfizer shall promptly reimburse Incyte for all costs incurred in connection with such examination.  Pfizer shall promptly pay to Incyte the amount of any underpayment of royalties revealed by an examination, including interest payable in accordance with Section 8.9.  Any overpayment of royalties by Pfizer revealed by an examination shall be fully-creditable against future royalty payments payable to Incyte under Section 8.4.

8.11        Inter-Company Sales.  Sales between or among Pfizer, its Affiliates or sublicensees shall not be subject to royalty payments.  Royalty payments shall only be calculated upon Net Sales to a Third Party.  Pfizer shall be responsible for payments on Net Sales by its Affiliates and sublicensees.

8.12        Animal Products.  If at any time Pfizer wishes to develop a Compound or a Pfizer Product for a therapeutic use for animals, other than humans (an “Animal Product”), then Pfizer and Incyte agree to negotiate in good faith to determine appropriate commercial terms for such Animal Product prior to the commencement of any study that is intended to form the primary basis of an effectiveness claim in approved product labeling for the Animal Product.  For the avoidance of doubt, Pfizer shall not be obligated to negotiate commercial terms for an Animal Product until after the FDA renders a binding decision regarding the investigational requirements for any such Animal Product in accordance with Section 512(b)(3) of the FDCA.  The Parties agree that Pfizer shall have no obligation whatsoever to research, develop or commercialize an Animal Product.

9.                                      INTELLECTUAL PROPERTY

9.1          Ownership.

(a)           Incyte Technology and Patent Rights.  Incyte or its Affiliates shall Control all Incyte Confidential Information and Incyte Technology and, in compliance with Section 9.3(b), all Incyte Patent Rights.

(b)           Pfizer Technology and Patent Rights.  Pfizer or its Affiliates shall Control all Pfizer Confidential Information, Pfizer Technology, Pfizer Process Patent Claims, Pfizer Proprietary Process Patent Claims, Pfizer Use Patent Claims and Pfizer Patent Rights.

(c)           Program Technology and Patent Rights.  In the course of performing the Research Plan during the Research Term, Incyte and Pfizer contemplate the invention of Program Technology and Program Patent Rights.  Incyte and Pfizer (or their respective Affiliates) shall have joint Control of any and all Program Technology.  Pfizer or its Affiliates shall Control any and all Program Patent Rights.  Accordingly, Incyte assigns and transfers, and shall cause its Representatives and the relevant inventors to assign and transfer, to Pfizer all of its and their rights, title and interest in and to any and all Program Patent Rights, free and clear of all liens, encumbrances, charges, security interests, mortgages or other similar restrictions.  Incyte shall, and shall cause its Representatives and the relevant inventors to, execute and deliver such documents, agreements and instruments of assignment and transfer as Pfizer reasonably requests in order to give effect to this Section 9.1(c).

9.2          Filing, Prosecution and Maintenance.

(a)           Cooperation. Incyte and Pfizer shall cooperate and assist one another in connection with the filing, prosecution and maintenance of the Incyte Patent Rights and the Program Patent Rights, including by jointly discussing strategies, providing relevant information, data and files, as appropriate, and timely executing powers of attorney, assignments and other relevant documents and transferring files, in each case as shall be reasonably requested in order to implement the provisions of this Article 9.  Incyte shall have reasonable access to all material documentation, filings and substantive communications to or from the respective patent offices and Pfizer shall use reasonable efforts to keep Incyte advised in a timely manner as to the status of all pending applications to the extent pertaining to any Compound, Incyte Compound, Pfizer Product or Incyte Product.  Whenever possible, Pfizer and Incyte agree that patent claims covering Incyte Compounds or Incyte Products should be split from pending patent applications that cover Compounds or Pfizer Products in all countries in the Territory in which such patent applications have been filed.  The Parties shall work cooperatively to attempt to cover Incyte Compounds and Incyte Products in patent applications with claims that are as broad as is reasonable, taking into account relevant patent laws and, where appropriate to the filing strategy, taking into account a desire not to cover, generically or specifically, Pfizer Products or Compounds that may be used in Pfizer Products.  The Parties recognize that both designations of Incyte Compounds and selections by Pfizer of Compounds for use in Pfizer Products can change during the Term and that patent filing strategies (including altering claim scope or re-assigning filing, prosecution or maintenance responsibility and costs from time to time as warranted) that take this fact into account may need to be developed.  The Parties agree that all costs associated with any such re-assignment of filing, prosecution or maintenance responsibility and costs shall be borne solely by the Party that will bear such responsibility and costs after such re-assignment takes effect.

(b)           Incyte Patent Rights.

(i)            Pfizer shall have the first right, but not the obligation, to file, prosecute and maintain all Incyte Patent Rights that are necessary or useful, as determined by Pfizer in its sole discretion, to make, have made, use, import, offer for sale or sell any Compound or Pfizer Product, including any of the foregoing that are also necessary or useful to make, have made, use, import, offer for sale, or sell any Incyte Compound or Incyte Product, in each case, in all countries in the Territory.  If Pfizer files, prosecutes or maintains any such Incyte Patent Rights, then Pfizer shall be responsible for all costs associated with such filings, prosecutions and maintenance.  As soon as practicable after the Effective Date, Incyte shall, and shall cause its Representatives and the relevant inventors to, (A) grant Pfizer a power of attorney that allows Pfizer to file, prosecute and maintain all Incyte Patent Rights, such power of attorney to be in a form that is reasonably acceptable to Pfizer and to Incyte and (B) sign such further instruments, affidavits or other documentation as shall be reasonably requested by Pfizer to implement the foregoing provisions of this Section 9.2(b).  Pfizer, its agents and attorneys shall give Incyte at least thirty (30) days to comment on the filings and prosecution of such Incyte Patent Rights and shall give due consideration to all Incyte comments, but Pfizer’s decisions with respect to such filings and prosecution shall be final.  No later than thirty (30) days prior to the applicable Paris Convention date or PCT nationalization date, as the case may be, for a given Incyte Patent Right, Pfizer shall provide Incyte with a list of the countries in which Pfizer has decided to file or prosecute such Incyte Patent Right.  Incyte agrees that, so long as Pfizer has acted in good faith in connection with the filing, prosecution and maintenance of the Incyte Patent Rights that Pfizer has chosen, in its sole discretion, to file, prosecute and maintain, neither Pfizer nor any of its Representatives shall be liable for any act or omission with respect to any such Incyte Patent Rights or the filing, prosecution or maintenance thereof.  If Pfizer decides not to file or prosecute a patent application containing an Incyte Patent Right, then the provisions of Section 9.2(e) shall apply with respect to such patent application.

(ii)           Incyte shall have the first right, but not the obligation, to file and prosecute any patent application and, if granted, maintain any patent containing an Incyte Patent Right that is not necessary or useful, as determined by Pfizer, in its sole discretion, to make, have made, use, import, offer for sale or sell any Compound or Pfizer Product.  If Incyte files, prosecutes or maintains any such Incyte Patent Rights, then (x) Incyte shall be responsible for all costs associated with such filings, prosecutions and maintenance and (y) all such Incyte Patent Rights shall thereafter cease to be “Incyte Patent Rights” and become “Incyte Product Patent Rights”.

(c)           Program Patent Rights.

(i)            Pfizer shall have the first right but not the obligation to file, prosecute and maintain all Program Patent Rights, except as provided in Section 9.2(c)(ii) below.  If Pfizer files, prosecutes and maintains any Program Patent Rights, then Pfizer shall be responsible for all costs associated with such filings, prosecutions, and maintenance.  Pfizer, its agents and attorneys shall give Incyte at least thirty (30) days to comment on the filings and prosecution of such Program Patent Rights and shall give due consideration to all Incyte comments, but Pfizer’s decisions with respect to such filings and prosecutions shall be final.  No later than thirty (30) days prior to the applicable Paris

Convention date or PCT nationalization date, as the case may be, for a given Program Patent Right, Pfizer shall provide Incyte with a list of the countries in which Pfizer has decided to file or prosecute such Program Patent Right.  Incyte agrees that, so long as Pfizer has acted in good faith in connection with the filing, prosecution and maintenance of the Program Patent Rights that it has chosen, in its sole discretion, to file, prosecute and maintain, neither Pfizer nor any of its Representatives shall be liable for any act or omission with respect to any such Program Patent Rights or the filing, prosecution or maintenance thereof.  If Pfizer has decided not to file or prosecute a patent application containing a Program Patent Right, then the provisions of Section 9.2(e) shall apply with respect to such patent application.

(ii)           Incyte shall have the first right, but not the obligation, to file and prosecute any patent application and, if granted, maintain any patent containing a Program Patent Right that is not necessary or useful as determined by Pfizer, in its sole discretion, to make, have made, use, import, offer for sale or sell any Compound or Pfizer Product.  If Incyte files, prosecutes, or maintains any such Program Patent Rights, then (x) Incyte shall be responsible for all costs associated with such filings, prosecutions and maintenance and (y) all such Program Patent Rights shall thereafter cease to be “Program Patent Rights” and become “Incyte Program Patent Rights”.

(d)           Pfizer Patent Rights.  Except as set forth in Section 9.2(e), Pfizer shall have the only right, but not the obligation, to file, prosecute and maintain all Pfizer Patent Rights, Pfizer Process Patent Claims and Pfizer Use Patent Claims.  If Pfizer files, prosecutes or maintains any such Pfizer Patent Rights, Pfizer Process Patent Claims or Pfizer Use Patent Claims, then Pfizer shall be responsible for all costs associated with such filings, prosecutions and maintenance.

(e)           Abandonment.  Pfizer shall not abandon any patent application or patent containing a (i) Pfizer Process Patent Claim or Pfizer Use Patent Claim that (x) solely covers Incyte Compounds or Incyte Products or (y) covers both (I) Incyte Compounds or Incyte Products and (II) Compounds or Pfizer Products or (ii) an Incyte Patent Right or Program Patent Right, in the case of each of clauses (i) and (ii), without at least ninety (90) days’ prior notice to Incyte.  If Pfizer decides to abandon any such patent applications or patents referred to in the previous sentence of this Section 9.2(e) in any country, then (A) subject to Pfizer’s consent (which consent shall not be unreasonably withheld), Incyte shall have the option to obtain ownership of such patent applications and patents free of charge (other than any costs associated with the transfer of ownership from Pfizer to Incyte) and to continue the prosecution of such patent applications and maintenance of such patents in such country in Incyte’s name, (B) if Incyte elects to obtain ownership and continue the prosecution of any patent applications or maintenance of any patents referred to in clause (A) of this Section 9.2(e), then (I) Incyte shall be responsible for all costs associated with such prosecution and maintenance, and (II) all such Patent Rights that were previously designated Incyte Patent Rights shall thereafter cease to be “Incyte Patent Rights” and become “Incyte Product Patent Rights” and those that were previously designated Program Patent Rights, Pfizer Process Patent Claims or Pfizer Use Patent Claims shall thereafter cease to be “Program Patent Rights”, “Pfizer Process Patent Claims” or “Pfizer Use Patent Claims”, as applicable, and become “Incyte Program Patent Rights”.  The Parties acknowledge and agree that a terminal disclaimer with respect to an Incyte Patent Right, or a Program Patent Right, Pfizer Process Patent Claim or a Pfizer Use Patent Claim could

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adversely affect Pfizer and would be a valid reason for Pfizer to withhold its consent pursuant to clause (A) of this Section 9.2(e).

9.3          Notices, Maintenance and Restrictions on Transfer.

(a)           Each Party agrees that it will, and will cause its Representatives to execute and file those notices and other filings as the other Party shall reasonably request be made from time to time with the United States Patent and Trademark Office (or any successor agency) or any other patent office in the Territory with respect to the rights granted under this Agreement in connection with Incyte Patent Rights, Incyte Product Patent Rights, Incyte Program Patent Rights, Program Patent Rights, Pfizer Patent Rights, Pfizer Process Patent Claims and Pfizer Use Patent Claims.  Each Party will be responsible (at its own cost and expense) for any recordings with relevant Governmental Authorities in the Territory of licenses granted to it under this Agreement that are necessary in order to initiate patent infringement actions in accordance with this Agreement.

(b)           During the Term, ***; provided that ***. For the avoidance of doubt, a ***

(c)           During the Term, Incyte shall, and shall cause its Affiliates to, maintain at all times sole Control (in compliance with Section 9.3(b)) of the Incyte Patent Rights and Incyte Technology and its or its Affiliates’ share of the Program Technology that is jointly owned with Pfizer, in each case, free and clear of any and all liens, encumbrances, charges, security interests, mortgages or other similar restrictions (other than the security interest created by the Security Agreement).

(d)           During the Term, Pfizer shall, and shall cause its Affiliates to, maintain at all times sole Control of Patent Rights that are (or, but for an assignment or other grant of rights to a Third Party, would be) (i) Pfizer Process Patent Claims or Pfizer Use Patent Claims that (x) solely cover Incyte Compounds or Incyte Products or (y) cover both (I) Incyte Compounds or Incyte Products and (II) Compounds or Pfizer Products or (ii) Program Patent Rights.

*** Confidential material redacted and filed separately with the Commission.

9.4          Patent Term Extensions.  Pfizer shall have the first right, but not the obligation, to seek patent term extensions, supplementary protection certificates or the like (each, a “Patent Term Extension”) in any country in the Territory for a Pfizer Product under the Incyte Patent Rights (except as set forth in the last sentence of this Section 9.4), Program Patent Rights, Pfizer Patent Rights, Pfizer Process Patent Claims and Pfizer Use Patent Claims.  If Pfizer decides to seek a Patent Term Extension under any Incyte Patent Rights, Incyte shall, and shall cause its Affiliates to, make any filings reasonably requested by Pfizer in order to implement the provisions of this Section 9.4 and otherwise reasonably cooperate with Pfizer in seeking such Patent Term Extensions.  If (x) Pfizer has decided not to seek a Patent Term Extension for a Pfizer Product under a patent that is an Incyte Patent Right or a Program Patent Right, Pfizer Process Patent Claim or Pfizer Use Patent Claim in a given country and has so notified Incyte or (y) in jurisdictions where the same patent can be extended more than once, then, in the case of each of clauses (x) and (y), Incyte shall have the right, but not the obligation, to seek a Patent Term Extension in such country for an Incyte Product under such patent.  At Incyte’s request, Pfizer shall reasonably cooperate with Incyte in seeking such Patent Term Extensions.  In addition, Incyte shall have the first right, but not the obligation, to seek a Patent Term Extension for an Incyte Product under (i) Incyte Product Patent Rights or Incyte Program Patent Rights and (ii) Incyte Patent Rights that solely cover an Incyte Compound or Incyte Product.

9.5          Interpretation of Patent Judgments.  If any claim relating to a patent under the Incyte Patent Rights becomes the subject of a judgment, decree or decision of a court, tribunal, or other authority of competent jurisdiction in any country, which judgment, decree, or decision is or becomes final (there being no further right of review) and adjudicates the validity, enforceability, scope, or infringement of the same, the construction of such claim in such judgment, decree or decision shall be followed thereafter in such country in determining whether a product is licensed hereunder, not only as to such claim but also as to all other claims in such country to which such construction reasonably applies.

9.6          Anti-Stacking.

(a)           Anti-Stack.  If Pfizer (i) reasonably determines in good faith that, in order to avoid infringement of any patent not licensed hereunder, it is reasonably necessary to obtain a license from a Third Party in order to make, use, sell, offer for sale or import a Pfizer Product in a country in the Territory and to pay a royalty under such license (including in connection with settlement of a patent infringement claim), or (ii) shall be subject to a final court or other binding order or ruling requiring the payment of a royalty or other payment to a Third Party patent holder in respect of sales of any Pfizer Product in a country in the Territory, then the amount of royalty payments payable by Pfizer to Incyte with respect to Net Sales for such Pfizer Product in such country shall be reduced by *** percent (***%) of *** and (y) *** (the amount of such reduction being hereinafter referred to as, the “Anti-Stack Amount”); provided that in no event shall the royalties payable by Pfizer to Incyte under this Agreement be reduced to less than *** percent (***%) of the amounts that would be otherwise payable by Pfizer to Incyte at such time under Section 8.4.; provided, further, that if the Anti-Stack Amount is more than *** percent (***%) of the amount payable by Pfizer to Incyte under Section 8.4 in any given period, the Parties agree that the balance of any Anti-Stack Amount that has not been deducted from the royalties payable by Pfizer to Incyte under Section 8.4 due to the first proviso in this Section 9.6(a) (the “Deferred

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Amount”) shall be carried forward to the succeeding payment period and deducted from amounts payable by Pfizer to Incyte under Section 8.4 during such succeeding payment period, and, following this, if all or any portion of the Deferred Amount due in such succeeding payment period would be more than *** percent (***%) of the amount payable by Pfizer to Incyte under Section 8.4 in such succeeding payment period, then as much of the Deferred Amount shall be payable as soon as possible thereafter after giving effect to the deferral provisions contained in this Section 9.6(a) and continuing to carry forward the Deferred Amount to the next succeeding payment period until the Deferred Amount equals zero.  Effective immediately after the expiration of the Term of this Agreement, all Deferred Amounts shall be deemed to equal zero.  Pfizer will notify Incyte prior to entering into any license with a Third Party referred to in clause (i) of this Section 9.6(a) and, to the extent legally possible, shall give Incyte an opportunity to consult with Pfizer regarding such license before entering into a binding agreement with any such Third Party; provided that Pfizer’s decision with respect to all aspects of any such Third Party license shall be final.

(b)           Restrictions on Anti-Stack.

(i)            Notwithstanding anything to the contrary in Section 9.6(a), the Parties agree that the amount of royalty payments payable to Incyte with respect to Net Sales for a Pfizer Product, shall only be reduced by the Anti-Stack Amount arising from clause (ii) of Section 9.6(a) if such Anti-Stack Amount is the result of (x) *** and (y) the Third Party’s patent or published patent application claims (i) ***, (ii) *** or (iii) ***; provided that, in the case of each of clauses (i), (ii) and (iii), the ***.  For purposes of clause (y) of this Section 9.6(b)(i), a Third Party shall be any Person that is a Third Party on the date of this Agreement.

(ii)           Pfizer shall be the “Indemnifying Party” solely for purposes of determining which Party will assume direction and control of any defense, litigation, settlement, appeal or other disposition arising in connection with this Section 9.6, as provided in Section 13.3.

9.7          Infringement.

(a)           Infringement by a Third Party.  Each of the Parties shall promptly notify the other in the event of any potential infringement by any Third Party of an Incyte Product Patent Right, Incyte Program Patent Right, Incyte Patent Right, Program Patent Right, Pfizer Patent Right, Pfizer Process Patent Claim or Pfizer Use Patent Claim of which it becomes aware.  Pfizer shall have the only right, but no obligation, to institute litigation in connection with any potential infringement by any Third Party of a Pfizer Patent Right, Pfizer Process Patent Claim or Pfizer Use Patent Claim, in its own name, and any such litigation shall be at Pfizer’s expense and for Pfizer’s sole benefit.  Incyte, upon request of Pfizer, shall reasonably cooperate with Pfizer in any such litigation, at Pfizer’s expense.  Pfizer shall have the first right, but no obligation, to institute litigation in connection with any potential infringement by any Third Party of an Incyte Patent Right or a Program Patent Right, in its own name, and any such litigation shall be at Pfizer’s expense; provided that Incyte shall be entitled to receive twenty-five percent

(25%) of any damages or settlements recovered by Pfizer from such Third Party based upon any such claim for infringement against such Third Party, but only after deducting all of Pfizer’s out-of-pocket expenses (including counsel fees and expenses) for pursuing such claim.  Incyte, upon request of Pfizer, agrees to join in any such litigation at Pfizer’s expense and in any event to cooperate with Pfizer at Pfizer’s expense.  If Pfizer institutes any such litigation and requires that Incyte be joined as a party to such litigation, and there is a counterclaim (other than a counterclaim whose subject matter is covered by and shall be governed by Section 9.6) that creates a potential liability for Incyte, then Pfizer shall indemnify and hold harmless Incyte against Damages that may be awarded as a result of such counterclaim and shall be the Indemnifying Party solely for purposes of determining which Party will assume direction and control of any defense, litigation, settlement, appeal or other disposition in connection therewith, as provided in Section 13.3.  If Pfizer fails to institute litigation in connection with any potential infringement by any Third Party of an Incyte Patent Right or a Program Patent Right within sixty (60) days of its receipt of notice thereof, then Incyte shall have the right, but no obligation, upon ten (10) days’ prior notice to Pfizer, at Incyte’s expense and for Incyte’s sole benefit (with respect to monetary damages or settlements only), to institute any such litigation, but only if such litigation (x) involves an Incyte Compound or Incyte Product and (y) does not involve a Pfizer Product or a Compound that Pfizer has selected for development.  Pfizer, upon request of Incyte, shall reasonably cooperate with Incyte in any such litigation at Incyte’s expense.  Pfizer will not elect to institute litigation hereunder if the potential infringement by the Third Party solely involves an Incyte Patent Right, Program Patent Right, Pfizer Process Patent Claim or Pfizer Use Patent Claim that solely covers an Incyte Compound or Incyte Product.  Incyte shall have the only right, but no obligation, to institute litigation in connection with any potential infringement by any Third Party of an Incyte Product Patent Right or Incyte Program Patent Right.  Pfizer, upon request of Incyte, shall reasonably cooperate with Incyte in any such litigation at Incyte’s expense.

(b)           Alleged Infringement by Pfizer or Incyte.  Each of the Parties shall promptly notify the other in the event of any claims by a Third Party of alleged patent infringement by Pfizer or Incyte or any of their respective Affiliates with respect to the manufacture, use, sale, offer for sale or importation of a Compound, Pfizer Product, Animal Product, Incyte Compound or Incyte Product.  In the case of any such claim that relates to a Compound, Pfizer Product or Animal Product, regardless of whether such claim also relates to an Incyte Compound or Incyte Product, Pfizer shall be entitled to control the defense of such claim and shall be the Indemnifying Party solely for purposes of determining which Party will assume direction and control of any defense, litigation, settlement, appeal or other disposition arising in connection therewith as provided in Section 13.3.  Incyte, upon request of Pfizer, agrees to join in any such litigation at Pfizer’s expense and in any event to cooperate with Pfizer at Pfizer’s expense.  If Pfizer requires that Incyte be joined as a party to such litigation and there is a counterclaim (other than a counterclaim whose subject matter is covered by and shall be governed by Section 9.6,) that creates a potential liability for Incyte, then Pfizer shall indemnify and hold harmless Incyte against Damages that may be awarded as a result of such counterclaim and shall be the Indemnifying Party solely for purposes of determining which Party will assume direction and control of any defense, litigation, settlement, appeal or other disposition in connection therewith, as provided in Section 13.3.  In the case of any such claim that solely covers an Incyte Compound or Incyte Product, Incyte shall be entitled to control the defense of such claim and shall be the Indemnifying Party solely for purposes of determining which Party will assume direction and control of any defense, litigation, settlement, appeal or other disposition in connection therewith as provided in Section 13.3.  Pfizer, upon request of Incyte, agrees to join in any such litigation at Incyte’s expense and in any event to cooperate with Incyte at Incyte’s expense.  If Incyte requires that Pfizer be joined as a party to such litigation and there is a counterclaim (other than a counterclaim whose subject matter is covered by and shall be governed by Section 9.6,) that creates a potential liability for Pfizer,  then Incyte shall indemnify and hold harmless Pfizer against Damages that may be awarded as a result of such counterclaim and shall be the Indemnifying Party solely for purposes of determining which Party will assume direction and control of any defense, litigation, settlement, appeal or other disposition in connection therewith, as provided in Section 13.3.

(c)           Paragraph IV Notices.  If either Party receives a notice under 21 U.S.C. §355(b)(2)(A)(iv) or 355(j)(2)(A)(vii)(IV) (“Paragraph IV Notice”) concerning an Incyte Product Patent Right, Incyte Program Patent Right or Incyte Patent Right or a Program Patent Right, Pfizer Patent Right, Pfizer Process Patent Claim or Pfizer Use Patent Claim, then it shall use reasonable efforts to provide a copy of such notice to the other Party within two (2) Business Days after its receipt thereof and best efforts to provide such copy as promptly as practicable thereafter.  Pfizer shall have the only right, but no obligation, to initiate patent infringement litigation based on a Paragraph IV Notice concerning a Pfizer Patent Right, Pfizer Process Patent Claim or Pfizer Use Patent Claim, at its own expense.  Pfizer shall have the first right, but no obligation, to initiate patent infringement litigation based on a Paragraph IV Notice concerning an Incyte Patent Right or a Program Patent Right, at its own expense.  If Pfizer fails to initiate such litigation within thirty (30) days of its receipt of the applicable Paragraph IV Notice, then Incyte shall have the right, but no obligation, to initiate such litigation, at Incyte’s expense, but only if such litigation (x) involves an Incyte Compound or Incyte Product and (y) does not involve a Pfizer Product or a Compound that Pfizer has selected for development.  Incyte shall have the only right, but no obligation, to initiate patent infringement litigation based on a Paragraph IV Notice concerning an Incyte Product Patent Right or Incyte Program Patent Right.  Each Party, upon request of the other Party, shall reasonably cooperate with the requesting Party in any such litigation at the requesting Party’s expense.

(d)           Actions by a Third Party Against Incyte Patents or Pfizer Patents.  Each of the Parties shall promptly notify the other in the event of any legal or administrative action by any Third Party against an Incyte Product Patent Right, Incyte Program Patent Right, Incyte Patent Right, Program Patent Right, Pfizer Patent Right, Pfizer Process Patent Claim or Pfizer Use Patent Claim, of which it becomes aware, including any nullity, revocation, reexamination, or compulsory license proceeding but excluding a counterclaim brought in an infringement proceeding initiated under Section 9.7(a), which shall be governed by Section 9.7(a).  Pfizer shall have the only right, but no obligation, to defend against any such action involving a Pfizer Patent Right, in its own name, and any such defense shall be at Pfizer’s expense.  Incyte, upon request of Pfizer, agrees to join in any such action at Pfizer’s expense and in any event to cooperate with Pfizer at Pfizer’s expense.  Pfizer shall have the first right, but no obligation, to defend against any such action involving an Incyte Patent Right or a Program Patent Right, Pfizer Process Patent Claim or Pfizer Use Patent Claim, in its own name, and any such defense shall be at Pfizer’s expense.  Incyte, upon request of Pfizer, agrees to join in any such action at Pfizer’s expense and in any event to cooperate with Pfizer at Pfizer’s expense.  If Pfizer fails to defend against any such action involving an Incyte Patent Right or a Program Patent Right, Pfizer Process Patent Claim or Pfizer Use Patent Claim, then Incyte shall have the right to defend such action, in its own name, and any such defense shall be at Incyte’s expense.  Pfizer will not elect to defend an action hereunder if the action by the Third Party solely involves an Incyte Patent Right, Program Patent Right, Pfizer Process Patent Claim or Pfizer Use Patent Claim that solely

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covers an Incyte Compound or an Incyte Product.  Incyte shall have the only right, but no obligation, to defend against any such action involving an Incyte Product Patent Right or Incyte Program Patent Right.  Pfizer, upon request of Incyte, shall reasonably cooperate with Incyte in any such action at Incyte’s expense.

10.                               CONFIDENTIALITY

10.1        Treatment of Confidential Information.  The Parties agree that during the Term, and for a period of three (3) years after the end of the Term but in no event for less than five (5) years after the Effective Date, each Party will, and will cause its Affiliates, (a) to maintain in confidence all Incyte Confidential Information or Pfizer Confidential Information, as the case may be, to the same extent such Party maintains its own proprietary information of similar kind and value and (b) not to use such Incyte Confidential Information or Pfizer Confidential Information, as the case may be, for any purpose except those permitted by this Agreement.  Except as permitted by Sections 10.2, 10.3, 10.4 or 10.5 below, Pfizer and its Affiliates agree not to disclose (i) any Incyte Confidential Information or (ii) any Pfizer Technology that is Pfizer Confidential Information, in the case of each of clauses (i) and (ii), that relates solely to an Incyte Compound or Incyte Product, to any Third Parties under any circumstance without the prior consent of Incyte.  Except as permitted by Sections 10.2, 10.3, 10.4 or 10.5 below, Incyte and its Affiliates agree not to disclose (A) any Incyte Technology that is Incyte Confidential Information and that does not relate solely to (I) an Incyte Compound or Incyte Product or (II) *** or that are needed to permit an external contractor to ***, or (B) any Pfizer Confidential Information, to any Third Parties under any circumstance without the prior consent of Pfizer.  Incyte further agrees that it will not, and will cause its Representatives not to, share any Pfizer Confidential Information with (x) any Affiliate that becomes an Affiliate in connection with a Change of Control (including, for purpose of this Section 10.1, any Change of Control that does not involve a *** or does involve a ***) or (y) any Representatives of Incyte who become Representatives in connection with such Change of Control (including any Change of Control that does not involve a *** or does involve a ***).  If any Change of Control (including any Change of Control that does not involve a *** or does involve a ***) of Incyte occurs, Incyte shall promptly notify Pfizer, share with Pfizer the polices and procedures it plans to implement in order to protect the confidentiality of Pfizer Confidential Information prior to such implementation and make any adjustments to such policies and procedures that are reasonably requested by Pfizer.

10.2        Authorized Disclosure.  Pfizer and Incyte each agree that any disclosure (i) by Pfizer or any of its Affiliates of Incyte Confidential Information, or (ii) by Incyte or any of its Affiliates of Pfizer Confidential Information, to any of their respective officers, employees or agents shall be made only if and to the extent reasonably necessary to carry out its rights and obligations under this Agreement and shall be limited to the maximum extent possible consistent with such rights and obligations.  Incyte and Pfizer each represent that all of its officers, employees and agents who shall have access to Pfizer Technology, Incyte Technology, Program Technology, Pfizer Confidential Information or Incyte Confidential Information are bound by agreement to maintain such information in confidence.  Notwithstanding the foregoing, (x) Pfizer may disclose (i) any Incyte Confidential Information or (ii) any Pfizer Technology that is Pfizer Confidential Information, in the case of each of clauses (i) and (ii), that relates solely to an Incyte Compound or Incyte Product, only to the limited extent such information is relevant to the research, development or commercialization of a Compound, Pfizer Product or Animal Product, to (I) Governmental Authorities (a) to the extent desirable to obtain or maintain INDs or Regulatory Approvals for any Compound, Pfizer Product or Animal Product and (b) in order to respond to inquiries, requests or investigations, (II) to outside consultants, scientific advisory boards, managed care organizations, and non-clinical and clinical investigators to the extent desirable to patent, trademark, develop, register or market any Compound, Pfizer Product or Animal Product and (III) to the extent necessary or desirable in order to enforce Pfizer’s rights under this Agreement; and (y) Incyte may disclose (i) any Incyte Technology that is Incyte Confidential Information and that is derived from the research, development or commercialization of an Incyte Compound or Incyte Product or (ii) any Pfizer Confidential Information that relates solely to an Incyte Compound or Incyte Product (other than Pfizer Confidential Information that is designated by Pfizer as highly proprietary and marked “Not to be Disclosed” in accordance with Section 6.7(b)(ii)) to (I) Governmental Authorities (a) to the extent desirable to obtain or maintain INDs or Regulatory Approvals for any Incyte Compound or Incyte Product and (b) in order to respond to inquiries, requests or investigations; (II) to outside consultants, scientific advisory boards, managed care organizations, and non-clinical and clinical investigators to the extent desirable to patent, trademark, develop, register or market any Incyte Compound or Incyte Product and (III) to the extent necessary or desirable in order to enforce Incyte’s rights under this Agreement; provided that, in each case enumerated in clauses (x) and (y) of this Section 10.2, the disclosing Party shall obtain the same confidentiality obligations from such Third Parties as it obtains with respect to its own proprietary information of similar kind and value.

10.3        Publicity.  The public announcement of the execution of this Agreement, which Incyte shall be permitted to make upon execution of this Agreement by both Parties, is set forth on Schedule 10.3(a) attached hereto.  In addition, notwithstanding anything to the contrary in Section 10.2, either Party may make a public statement (written or oral), including in analyst meetings, concerning this Agreement or the progress of the Compounds or Pfizer Products where such statement: (a) is required by Law, or legal proceedings, (b) concerns one of the events described in Schedule 10.3(b); provided that Incyte may only make a public statement concerning the events described in Schedule 10.3(b) as follows: (i) jointly with Pfizer, (ii) with Pfizer’s prior approval of the text of such statement and in compliance with the other provisions of this Section 10.3, which text shall, at any time that Incyte is a company that has at least ten percent (10%) of its common stock listed on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices and that has such common stock registered under the Securities Exchange Act of 1934, as amended, include for milestone announcements, the Event Milestone and the amount of the applicable Event Milestone Payment but shall not include the Pfizer Indication for any Event Milestone that occurs as a result of the development of a Compound for a Pfizer Indication other than those included in the *** or (iii) after Pfizer has made a public statement with respect thereto, so long as Incyte’s public statement is consistent therewith, (c) is contained in Pfizer’s or Incyte’s financial statements prepared in accordance with generally acceptable accounting principles in the United States, or (d) has been announced previously under this Section 10.3, so long as such statement is consistent with any such previous announcement.  *** (referred to by Incyte as of the date of this Agreement as ***), Incyte may (but shall not be obligated to) make a public statement (written or oral), including in analyst meetings, that discloses *** disclosing *** but only under the following circumstances: (A) the ***

*** Confidential material redacted and filed separately with the Commission.

***; (B) *** (I) *** (II) ***; and (C) *** (y) ***.  In all cases, the Party required to or proposing to make such statement shall (x) endeavor to obtain confidential treatment of economic and trade secret information and (y) give the other Party sufficient advance notice of the text of any proposed statement (written or oral) so that the other Party will have the opportunity to comment upon the statement, and such comments will be taken into account in the final statement.  If a Pfizer Indication becomes a Reverted Indication pursuant to Section 11.4 or if this Agreement is terminated by either Party pursuant to Sections 11.2 or 11.3, the Parties will agree on the text of any proposed public statement (written or oral) in connection therewith.  Pfizer agrees that it will disclose *** in a manner consistent with its public statements for its other pharmaceutical products.  Except as provided in this Section 10.3, neither Party will make any public announcement regarding the terms of, or events related to, this Agreement without the prior consent of the other Party.  Notwithstanding anything to the contrary in this Section 10.3, so long as Incyte complies with Section 10.1 and 10.2, Incyte may make public statements (written or oral), including in analyst meetings, concerning the progress of the Incyte Compounds or Incyte Products without being subject to the requirements of this Section 10.3; provided that if such statement covers information that could be relevant to the filing or prosecution of any Patent Rights, Incyte will use reasonable efforts to provide Pfizer with ten (10) Business Days’ notice (or as much advance notice as is practicable under the circumstances) prior to making any such written or oral public statement.

10.4        Publications.  Pfizer, its Affiliates or any of its or its Affiliates’ employees, contractors, consultants, licensees or agents may publish or present any information with respect to a Compound, Pfizer Product or Animal Product, including the results of the Research Program or preclinical or clinical studies, without Incyte’s prior consent, but Pfizer shall use reasonable efforts to provide Incyte with ten (10) Business Days’ notice (or such shorter notice period as is practicable under the circumstances) prior to any such publication or presentation.  Incyte will not, and will cause its Affiliates and its or its Affiliates’ employees, contractors, consultants, licensees or agents not to, publish or present any information with respect to a Compound, Pfizer Product or Animal Product, including the results of the Research Program or preclinical or clinical studies, without Pfizer’s prior consent (which may be withheld in its sole and final discretion).  Incyte, its Affiliates or any of its or its Affiliates’ employees, contractors, consultants, licensees or agents may publish or present any information with respect to an Incyte Compound or Incyte Product, including the results of the Research Program or preclinical or clinical studies (other than Pfizer Confidential Information that is designated by Pfizer as highly proprietary and marked “Not to be Disclosed” in accordance with Section 6.7(b)(ii)), without Pfizer’s prior consent, but Incyte shall use reasonable efforts to provide Pfizer with ten (10) Business Days’ notice (or such shorter notice period as is practicable under the circumstances) prior to any publication or presentation.  Pfizer will not, and will cause its Affiliates and its or its Affiliates’ employees, contractors, consultants, licensees or agents not to, publish or present any information with respect to an Incyte Compound or Incyte Product, including the results of the Research Program or preclinical or clinical studies, without Incyte’s prior consent (which may be withheld in its sole and final discretion).  Notwithstanding the foregoing, nothing in Article 10 shall be construed to limit the right of Pfizer’s or Incyte’s clinical investigators to publish the results of their studies.  The provisions of this Section 10.4 shall, to the extent applicable, be subject to the terms of the agreements listed in Schedule 10.4.

10.5        Registration and Filing of this Agreement.  To the extent, if any, that a Party concludes that it is required under applicable Laws to file or register this Agreement or a notification thereof with any Governmental Authority, including the US Securities and Exchange Commission, the FTC or the DOJ, such Party may do so; provided that such Party shall provide the other Party with a written copy of all proposed filings, registrations or notifications within such time frame as to allow for a reasonably sufficient time for review and comment by the other Party prior to the submission of such proposed filing, registration or notification. The other Party shall cooperate with such filing, registration or notification and shall execute all documents reasonably required in connection therewith. To the extent permitted by applicable Law, the Parties will request confidential treatment of sensitive provisions of this Agreement. The Parties shall promptly inform each other as to the activities or inquiries of any such Governmental Authority relating to this Agreement and shall cooperate to respond to any request for further information therefrom. Each Party shall be responsible for its own legal and other external costs in connection with any such filings, registrations or notifications.

11.                               TERM; TERMINATION; CHANGE OF CONTROL

11.1           Term.

(a)        This Agreement shall become effective on the Effective Date and shall continue until the earlier of (i) the last Royalty Term Expiration Date for the last Pfizer Product, and (ii) the effective date of termination pursuant to Section 11.2 or 11.3 (the “Term”).

(b)        Prior to the Effective Date, neither Incyte nor Pfizer shall have any rights or obligations hereunder.  Notwithstanding the foregoing, effective as of the signing of this Agreement, each of Incyte and Pfizer covenant and agree that (a) Articles 4 (HSR), 10 (Confidentiality) and 14 (Dispute Resolution) and this Section 11.1(b) shall be in full force and effect, (b) Incyte shall not, and shall cause each of its Affiliates not to, negotiate, engage in or otherwise enter into any transaction involving (i) any sale or grant of any rights or licenses to the Incyte Patent Rights or the Incyte Technology in the Territory, or (ii) any joint venture, co-promotion or similar relationship involving the Incyte Patent Rights or the Incyte Technology in the Territory and (c) neither Party may terminate this Agreement prior to the Effective Date, except pursuant to Section 11.3(c).

11.2        Termination by Pfizer.  After the Effective Date, Pfizer may terminate this Agreement at any time in its sole discretion upon ninety (90) days’ advance notice to Incyte, with such termination becoming effective at the end of such ninety (90)-day period.

11.3        Mutual Termination Rights.  Either Party may terminate this Agreement if:

(a)           it believes that the other Party is in material breach of this Agreement, in which case the non-breaching Party may deliver notice of such material breach to the other Party, such notice to describe in detail the nature of such breach.  For purposes of this Section 11.3(a), a material breach shall include a material inaccuracy in any representation or warranty contained herein. The allegedly breaching Party shall have ninety (90) days from its receipt of such notice to cure such breach (or, if such breach cannot be cured within such ninety (90)-day period, the breaching Party must commence and diligently continue actions to cure such breach during such

*** Confidential material redacted and filed separately with the Commission.

ninety (90)-day period).  Any such termination shall become effective at the end of such ninety (90)-day period unless the breaching Party has cured any such breach prior to the expiration of such ninety (90)-day period (or, if such breach is capable of being cured but cannot be cured within such ninety (90)-day period, the breaching Party has commenced and diligently continued actions to cure such breach; provided that, in any such instance, such cure must have occurred within one hundred eighty (180) days after notice thereof was provided to the breaching Party by the non-breaching Party to remedy such breach).  Notwithstanding Incyte’s right of termination pursuant to this Section 11.3(a), Incyte acknowledges and agrees that it ***; or

(b)           the other Party is generally unable to meet its debts when due, or makes a general assignment for the benefit of its creditors, or there shall have been appointed a receiver, trustee or other custodian for such Party for or a substantial part of its assets, or any case or proceeding shall have been commenced or other action taken by or against such Party in bankruptcy or seeking the reorganization, liquidation, dissolution or winding-up of such Party or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law, and any such event shall have continued for sixty (60) days undismissed, unstayed, unbonded and undischarged.  In such circumstances, the other Party may, upon notice to such Party, terminate this Agreement, such termination to be effective upon such Party’s receipt of such notice; or

(c)           the Effective Date has not occurred on or prior to the date that is one hundred eighty (180) days after the Parties make their respective HSR filings, with such termination becoming effective upon one Party’s receipt of a notice of termination from the other Party at any time after the end of such one hundred eighty (180)-day period.

(d)           if a Party gives notice of termination under this Section 11.3, and the other Party disputes whether such notice was proper, then the issue of whether or not this Agreement was properly terminated shall be resolved in accordance with Article 14, and the Agreement shall remain in full force and effect until such dispute is resolved.  If as a result of such dispute resolution process it is determined that the notice of termination was proper, then such termination shall be deemed to be effective on the date on which such dispute is resolved.  On the other hand, if as a result of the dispute resolution process it is determined that the notice of termination was improper, then no termination shall have occurred, this Agreement shall remain in full force and effect and Pfizer will pay to Incyte any Event Milestone Payment that became due during the termination notice period or during the term of the dispute, together with interest in accordance with Section 8.9.

11.4        Termination by Pfizer of Pfizer Indication.

(a)           If, at any time, Pfizer, in its sole discretion, elects to terminate development for all Compounds for either ***, then Pfizer will notify Incyte of its intent to terminate such indications (each such notice being hereinafter referred to as “Reversion Notice”).  Effective upon the effective date of the Reversion Notice pursuant to Section 15.3, (x) the indications referred to in such Reversion Notice will revert to Incyte and become “Reverted Indications”, (y) Pfizer’s license under Section 7.1 with respect to such Reverted Indications shall terminate and (z) Section 7.4(b) shall

*** Confidential material redacted and filed separately with the Commission.

no longer apply to Pfizer with respect to such Reverted Indications.  ***

(b)           Effective upon the effective date of the Reversion Notice pursuant to Section 15.3, Pfizer grants, and shall cause its Affiliates to grant, to Incyte the following fully paid, royalty-free worldwide sublicenses and licenses:

(i)            an exclusive (even as to Pfizer and its Affiliates), sublicense, with the right to further sublicense, to use the Incyte Technology, Incyte Confidential Information, Pfizer Technology, Pfizer Confidential Information and Program Technology to the extent necessary or useful to make, have made, use, import, offer for sale or sell Incyte Compounds or Incyte Products for the treatment, control or prevention of the Reverted Indications that are the subject of such Reversion Notice in the Territory;

(ii)           an exclusive (even as to Pfizer and its Affiliates), sublicense, with the right to further sublicense, to use the Incyte Patent Rights, Incyte Product Patent Rights and Incyte Program Patent Rights to the extent necessary or useful to make, have made, use, import, offer for sale or sell Incyte Compounds or Incyte Products for the treatment, control or prevention of the Reverted Indications that are the subject of such Reversion Notice in the Territory for the sole purpose of making, having made, using, importing, offering for sale or selling Incyte Compounds or Incyte Products for the treatment, prevention or control of the Reverted Indications that are the subject of such Reversion Notice in the Territory;

(iii)         an exclusive (even as to Pfizer and its Affiliates) license, with the right to sublicense, under the Program Patent Rights and Pfizer Use Patent Claims to the extent necessary to make, have made, use, import, offer for sale or sell Incyte Compounds or Incyte Products for the treatment, control or prevention of the Reverted Indications that are the subject of such Reversion Notice in the Territory for the sole purpose of making, having made, using, importing, offering for sale or selling Incyte Compounds or Incyte Products for the treatment, control or prevention of the Reverted Indications that are the subject of such Reversion Notice in the Territory; and

(iv)          an exclusive license (even as to Pfizer and its Affiliates), with the right to sublicense, under the Pfizer Process Patent Claims to the extent necessary to manufacture Incyte Compounds or Incyte Products for the treatment, control or prevention of the Reverted Indications that are the subject of such Reversion Notice in the Territory for the sole purpose of making, having made, using, importing, offering for sale or selling Incyte Compounds or Incyte Products for the treatment, control or prevention of the Reverted Indications that are the subject of such Reversion Notice in the Territory.

Notwithstanding anything to the contrary in this Section 11.4(b), with respect to any Pfizer Technology, Pfizer Use Patent Claim or Pfizer Process Patent Claim, as the case may be, that Pfizer acquires by purchase, license, assignment or other means from a Third Party, Pfizer shall only be required to grant to Incyte a license to such Pfizer Technology, Pfizer Use Patent Claim or Pfizer Process Patent Claim (x) to the extent permitted under its agreement with such Third

*** Confidential material redacted and filed separately with the Commission.

Party and (y) if Incyte agrees to be responsible for all payments to such Third Party under such Third Party agreement that may be incurred as a result of such sublicense to Incyte and executes documentation reasonably satisfactory to Pfizer to such effect.

11.5        Termination by Pfizer of ***

(a)           Termination of ***.  If Pfizer (i) in its sole discretion, makes a final decision to terminate *** (ii) in its reasonable discretion, *** then Pfizer will so notify Incyte.  No later than thirty (30) days after its receipt of such notice, Incyte will notify Pfizer as to ***.  If Incyte ***.  If Incyte ***.

(b)           Incyte Election Conditions.  ***

*** Confidential material redacted and filed separately with the Commission.

***

(c)           Pfizer Responsibilities.  ***

11.6        Effect of Termination.

(a)           Survival.

(i)            The following provisions shall survive any expiration or termination of this Agreement, except for any termination pursuant to Section 11.3(c):  Articles 1 (Definitions), 10 (Confidentiality), 13 (Indemnities), 14 (Dispute Resolution), and 15 (Miscellaneous), and Sections 7.1(c) (License to Pfizer), 7.2(a) (with respect to Pfizer Technology and Pfizer Confidential Information only), 7.2(c) and 7.2(d) (Sublicenses and Licenses to Incyte), 7.3 (Research License) and 11.6 (Effect of Termination), together with any sections or defined terms referred to in such surviving provisions or necessary to give them effect.

(ii)           Except as set forth in Section 8.2(e), termination of this Agreement shall not relieve the Parties of any liability that accrued hereunder prior to the effective date of such termination.  In addition, termination of this Agreement shall not preclude either Party from pursuing all rights and remedies it may have hereunder or at Law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.  The remedies provided in Section 11.6(b) are not exclusive of other remedies available to a Party at Law or in equity.

(b)           Rights Upon Termination.

(i)            Except as set forth in Sections 11.6(a)(i), 11.6(b)(ii)(E) and 11.6(b)(v), upon termination of this Agreement by Pfizer pursuant to Section 11.2 or by either Party pursuant to Section 11.3, all licenses and sublicenses hereunder shall terminate.

(ii)           As promptly as practicable after termination by Pfizer pursuant to Section 11.2 or termination by Incyte pursuant to Sections 11.3(a) or 11.3(b) (but in no event if (x) any such termination results, arises from or relates to, or is deemed to result, arise from or relate to, by operation of law or otherwise, any termination or deemed termination hereof that occurs during the course of any bankruptcy or other insolvency proceeding involving Incyte or (y) Incyte rejects this Agreement pursuant to Sections 363, 365 or 1123 of Title 11 of the United States Code, as amended), Pfizer shall do the following:

(A)          Regulatory Matters.  transfer to Incyte ownership of all Regulatory Filings, INDs and Regulatory Approvals relating to the Pfizer Products in the same form in which Pfizer maintains such items;

(B)          Pre-Clinical and Clinical Matters. deliver to Incyte all material pre-clinical and clinical data and information in Pfizer’s possession relating to the Pfizer Products, including copies of all material reports, records, regulatory correspondence and other materials in Pfizer’s possession or control relating to the pre-clinical and clinical development of the Pfizer Products and, if applicable, any material information contained in the global safety database established and maintained by Pfizer, in each case, in the same form in which Pfizer maintains such items;

(C)          Trademarks. assign to Incyte all of Pfizer’s, and cause its Affiliates to assign to Incyte any of their respective, rights, title and interest in and to any trademarks (other than the Pfizer name) that Pfizer or any of its Affiliates are using in connection with a Pfizer Product (i) in the United States after the NDA for such Pfizer Product has been accepted for filing, (ii) in the Major European Countries after Regulatory Approval for such Pfizer Product has been filed before the European Agency for the Evaluation of Medicinal Products (or any successor agency) or such Major European Country, as applicable, (iii) in Japan after the Regulatory Approval for such Pfizer Product has been accepted for filing before the Japanese Ministry of Health and Welfare (or any successor agency) and (iv) in the countries not covered by clauses (i), (ii) and (iii), after Launch in such country;

(D)          Manufacturing Matters.

(I)            at Incyte’s option, to be exercised no later than (x) sixty (60) days after receiving any notice of termination by Pfizer pursuant to Section 11.2 or (y) thirty (30) days after the effective date of any termination by Incyte

*** Confidential material redacted and filed separately with the Commission.

pursuant to Section 11.3(a) or 11.3(b), *** (A) *** and/or (B) ***, in the case of each of clauses (A) and (B), that ***, but only if the following conditions have been met: (a) *** and (b) ***.  No later than ten (10) Business Days before Incyte is required to exercise its option to ***.  If, at the time of Incyte’s request, ***, then, at Incyte’s request, Pfizer may (but shall not be obligated to) elect to ***, in which case Incyte shall be required to ***, as the case may be, and Incyte will also be responsible for all out-of-pocket costs associated with ***;

(II)           if the effective date of termination occurs prior to the Launch of any Pfizer Product in any country in the Territory, then, following such effective date, Pfizer shall have no further obligations to Incyte regarding manufacturing matters, other ***;

(III)         if the effective date of termination occurs after a Pfizer Product has been Launched in any country in the Territory, then, (a) pursuant to a transition supply agreement to be negotiated in good faith by the Parties, Pfizer will provide Incyte with commercial supplies of such Pfizer Product for a period of time to be specified in the transition supply agreement but in no event to exceed *** from the effective date of termination; provided that Incyte shall reimburse Pfizer for all of Pfizer’s fully-loaded costs associated with the transition supply agreement and with the manufacture of such Pfizer Product, plus a royalty to be specified in the transition supply agreement if Pfizer’s

*** Confidential material redacted and filed separately with the Commission.

manufacture of such Pfizer Product uses a process covered by Pfizer Proprietary Process Patent Claims (a “Proprietary Manufacturing Process”); (b) if the manufacture of the Pfizer Product that has been Launched does not involve the use of a Proprietary Manufacturing Process, then Pfizer shall have no further obligations to Incyte regarding manufacturing matters after the expiration of the transition supply agreement, (c) if the manufacture of the Pfizer Product that has been Launched involves the use of a Proprietary Manufacturing Process, then prior to the expiration of the transition supply agreement, Pfizer will notify Incyte as to whether (x) it will continue to supply Incyte with such Pfizer Product, with Incyte reimbursing Pfizer for all of Pfizer’s fully-loaded costs associated with the manufacture of such Pfizer Product, plus a royalty to be specified in a supply agreement that the Parties will negotiate in good faith or (y) it will grant Incyte a license to the Pfizer Proprietary Process Patent Claims for a royalty to be specified in a license agreement that the Parties will negotiate in good faith; if Pfizer decides to grant Incyte a license pursuant to clause (y), then Incyte agrees to use its best efforts to effect a transfer of the manufacturing activities for such Pfizer Product to another supplier as soon as practicable and agrees to spend the resources reasonably necessary to do so.

(IV)         For purposes of this Section 11.6(b)(ii)(D), the following terms shall have the following meanings: (x) “***” shall mean *** and (y) “***” shall mean ***.

(E)           License Grant.  Pfizer shall, and shall cause its Affiliates to, grant to Incyte a non-exclusive, royalty-free, perpetual license, with the right to sublicense, (i) to *** to the extent necessary to make, have made, use import, offer for sale or sell CCR2 Antagonists in the Territory for the sole purpose of making, having made, using, importing, offering for sale or selling CCR2 Antagonists in the Territory, (ii) *** to the extent necessary to manufacture CCR2 Antagonists in the Territory for the sole purpose of making, having made, using, importing, offering for sale or selling CCR2 Antagonists in the Territory; provided that with respect to ***, (x) Pfizer shall only be required to grant Incyte a license to ***

*** Confidential material redacted and filed separately with the Commission.

to the extent permitted under its agreement with such Third Party and (y) Incyte shall be responsible for all payments to such Third Party under such Third Party agreement which become due after the effective date of termination to the extent such payments relate to the use of *** with any Compound or Pfizer Product, and Incyte shall execute such documentation reasonably satisfactory to Pfizer to such effect.

(iii)         Upon any termination of this Agreement, Pfizer shall, as promptly as practicable, do the following:

(A)          Program Patent Rights.  execute and deliver to Incyte such documents, agreements and instruments of assignment and transfer as Incyte reasonably requests in order to establish joint ownership of all rights, title, and interest in and to Incyte Program Patent Rights and Program Patent Rights.

(B)          Prosecution and Maintenance of Incyte Patent Rights and Program Patent Rights.  cause its Affiliates to, grant to Incyte the first right but not the obligation to prosecute and maintain all Incyte Patent Rights.  If Incyte prosecutes or maintains any such Incyte Patent Rights or Program Patent Rights, then Incyte shall be responsible for all costs associated with such prosecutions and maintenance.  Pursuant to Section 9.2(c), Pfizer, its agents and attorneys, shall continue to give Incyte at least thirty (30) days to comment on all prosecutions and related filings of all Program Patent Rights and shall give due consideration to all Incyte comments, but Pfizer’s decisions with respect to such prosecutions and related filings shall be final.  Pfizer shall not abandon any Program Patent Rights without at least ninety (90) days’ prior notice to Incyte.  If Pfizer decides to abandon any Program Patent Right, then Incyte shall have the option to obtain sole ownership of such patents and patent applications in Incyte’s name and Incyte shall be responsible for all costs associated with such prosecution and maintenance.

(C)          Security Interests.  comply with the termination provisions contained in Section 18 of the Security Agreement.

The Parties agree that (A) any failure by Pfizer to provide immaterial data, information, reports, records, correspondence or other materials to Incyte pursuant to Section 11.6(b)(ii) or 11.6(b)(iii) shall not be a breach of Pfizer’s obligations; (B) in no event shall Pfizer be required by any Third Party to retain any obligations or liabilities relating to the Compounds or the Pfizer Products following any delivery or transfer pursuant to this Section 11.6(b)(ii) or 11.6(b)(iii), except to the extent that such obligations or liabilities result from events that transpired prior to such delivery or transfer; (C) except as otherwise provided in Sections 11.6(b)(ii) and 11.6(b)(iii), Incyte shall reimburse Pfizer only for out-of-pocket expenses relating to any delivery or transfer pursuant to Section 11.6(b)(ii) or 11.6(b)(iii); (D) Incyte hereby releases Pfizer from any and all liabilities in connection with any delivery or transfer pursuant to Sections 11.6(b)(ii) and 11.6(b)(iii) *** and shall not hold Pfizer liable for any inaccuracy or incompleteness of any data, information, reports, records, correspondence or other materials delivered or transferred pursuant to this Section 11.6(b)(ii); and (E) Incyte fully indemnifies Pfizer for all Damages relating to any sale or use of the API or Drug Product resulting from any Claims by Third Parties except, in the case of

*** Confidential material redacted and filed separately with the Commission.

clauses (D) and (E) only, to the extent that such liabilities or Damages result from the gross negligence or willful misconduct of Pfizer.

(iv)          For clarity, if either Pfizer terminates this Agreement under Section 11.2 or Incyte terminates this Agreement under Section 11.3(a) or 11.3(b), and Pfizer researches, develops, markets, sells, or offers to sell any Compound or Pfizer Product covered by the Valid Claim of a ***, then such Compound or Pfizer Product shall be subject to all the financial provisions of Article 8 as if such Agreement had not been terminated.

(v)            Upon termination by reason of the passing of the Royalty Term Expiration Date with respect to any Pfizer Product, as of the effective date of such termination and on a country-by-country basis, the licenses from Incyte to Pfizer under Section 7.1 shall convert to fully-paid, royalty-free, perpetual, non-exclusive licenses, with the right to sublicense, under the Incyte Technology, Incyte Confidential Information and Program Technology to make, have made, use, import, offer for sale and sell such Pfizer Product in such country.

11.7        Change of Control.  In the event of any Change of Control, Incyte shall notify Pfizer promptly, but in no event later than five (5) Business Days, following approval by Incyte’s board of directors of any transaction that constitutes a Change of Control.  Pfizer shall have the right upon sixty (60) days’ notice following any such Change of Control or following a breach by Incyte of Sections 9.3(b) or 9.3(c), to elect that any one or more of the following shall be deleted, in whole or in part, from this Agreement:  Sections 2.1-2.4, 3.1-3.5, 5.2 and 5.3 and the Research Plan.  If Pfizer makes any election as provided in this Section 11.7 to delete any Section, each of the Parties hereto will enter into an appropriate and customary written amendment and no Party shall have any further obligations with respect to any such deleted Section. For the avoidance of doubt, Pfizer shall be entitled, in its sole discretion, to make the elections provided for in this Section 11.7 upon each occurrence of a Change of Control.

11.8        Bankruptcy.  Pfizer may, in addition to any other remedies available to it by Law or in equity, exercise the rights set forth below in this Section 11.8 by notice to Incyte, if Incyte shall have become insolvent or bankrupt, or shall have made a general assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of Incyte or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against Incyte in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, and any such event shall have continued for ninety (90) days undismissed, unbonded and undischarged. All rights and licenses granted under or pursuant to this Agreement by Incyte are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code. The Parties agree that Pfizer, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Incyte under the U.S. Bankruptcy Code, Pfizer shall be entitled to a complete duplicate of (or complete access to, as Pfizer deems appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, shall be promptly delivered to Pfizer (a) upon any such commencement of a bankruptcy proceeding upon Pfizer’s written request therefor, unless Incyte elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of Incyte upon written request therefor by Pfizer.

12.                               REPRESENTATIONS AND WARRANTIES

12.1        General Representations and Warranties.  Each Party represents and warrants to the other that, as of the date hereof:

(a)           it is duly incorporated and validly existing under the Laws of its state of incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)           it is duly and validly authorized to execute and deliver this Agreement and to perform its obligations hereunder, the execution, delivery and performance of this Agreement have been approved by proper corporate action, it has taken all other action required by Law, its certificate of incorporation or by-laws or any agreement to which it is a party or to which it may be subject required to authorize such execution, delivery and performance (other than compliance with all applicable requirements of the HSR Act), and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action;

(c)           assuming due authorization, execution and delivery by the other Party, this Agreement is legally binding upon it and enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws.  The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any Laws or order of any court or Governmental Authority having jurisdiction over it;

(d)           it has not granted, and will not grant during the Term of the Agreement, any right to any Third Party that would conflict with the rights granted to the other Party hereunder.  It has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all agreements necessary to perform its obligations hereunder; and

(e)           it is aware of no action, suit or inquiry or investigation instituted by any Governmental Authority that questions or threatens the validity of this Agreement.

12.2        Representations and Warranties of Incyte.  As of the date hereof, Incyte hereby represents and warrants to Pfizer as follows:

(a)           to the knowledge of Incyte and its Affiliates, there is no reason why the claims that may issue from the patent applications set forth on Exhibit A would not be valid and enforceable;

(b)           none of Incyte or any of its Affiliates has received any written notice or claim that Incyte or any of its Affiliates is infringing any Third Party intellectual property rights through activities related to Compounds or Incyte Compounds, and to the knowledge of Incyte and its Affiliates, none of Incyte or any of its Affiliates has in the past infringed or is currently infringing any Third Party intellectual property rights through activities related to Compounds or Incyte Compounds;

(c)           to the knowledge of Incyte and its Affiliates, no Third Party is infringing any Incyte Patent Rights;

(d)           (i) Incyte is the legal and beneficial owner of, or has the right to grant to Pfizer the rights granted herein, to all Incyte Patent Rights and all Incyte Technology, (ii) no other Person has any right, interest or claim in or to such rights and Incyte has not entered into any agreement granting any right or interest in or to (x) such Incyte Patent Rights or (y) except for research licenses for non-commercial purposes granted to academic or non-profit research entities or to other Third Parties involved in research for non-commercial purposes, such Incyte Technology and (iii) all assignments to Incyte of inventorship rights relating to the Incyte Patent Rights Controlled by Incyte are valid and enforceable;

(e)           Exhibit A contains a complete and correct list as of the date hereof of all patents and patent applications in the Territory Controlled by Incyte or any of its Affiliates relating to the manufacture, use, sale, offer for sale or importation of any Compound or Incyte Compound;

(f)            none of the rights of Incyte or its Affiliates under the Incyte Patent Rights set forth on Exhibit A have been licensed to Incyte or its Affiliates from any Third Party, and none of such rights were developed with federal funding from the United States government or any other Governmental Authority;

(g)           each of the Incyte Patent Rights are free of any lien, encumbrances, charge, security interest, mortgage or other similar restriction;

(h)           Incyte and its Affiliates have disclosed to Pfizer all material information known to it and its Affiliates with respect to the safety and efficacy of each of the Compounds and Incyte Compounds;

(i)            Incyte and its Affiliates have disclosed to Pfizer all material correspondence and contact information between each of them and the FDA and any other Regulatory Authorities regarding the Compounds and Incyte Compounds.

For purposes of this Section 12.2, “to the knowledge of Incyte and its Affiliates” shall mean to the actual knowledge of Incyte and its Affiliates (including the knowledge of those officers, employees and agents of Incyte and its Affiliates whose duties include responsibility for the matters specified in this Section 12.2).

13.                               INDEMNITIES

13.1        Indemnification.

(a)           Mutual Indemnification.  Each Party hereby agrees to indemnify and hold the other Party and its Representatives harmless from and against any and all damages or other amounts payable to a Third Party claimant, as well as any reasonable out-of-pocket attorneys’ fees and costs of litigation arising out of any such Claim, (collectively, “Damages”) resulting from claims, suits, proceedings or causes of action (“Claims”) brought by a Third Party against a

Party or any of its Representatives based on: (a) breach of any representation, warranty, covenant or agreement contained in this Agreement by the indemnifying Party or any of its Representatives, (b) breach of any applicable Law by such indemnifying Party or any of its Representatives, or (c) gross negligence or willful misconduct by such indemnifying Party, or any of its Representatives; provided that the indemnification in this Section 13.1 shall not apply to the extent that any Damages are the result of (x) any breach of any representation, warranty, covenant or agreement contained in this Agreement by the indemnified Party or any of its Representatives or (y) any gross negligence or willful misconduct of the indemnified Party or any of its Representatives.  “Representatives” means, with respect to a Party, such Party’s Affiliates, licensees, officers, directors, employees, consultants, contractors, sublicensees and agents.

(b)           Incyte Indemnification.  Incyte shall indemnify and hold Pfizer and its Representatives harmless from and against all Damages resulting from Claims brought by a Third Party based on any actual or alleged infringement, misappropriation or other violation of a Third Party’s patent rights resulting from the making, having made, using, importation, offering for sale, sale, promotion, manufacture, commercialization or distribution of any Incyte Compound or Incyte Product by or on behalf of Incyte.

(c)           Pfizer Indemnification.  Except as provided in Section 9.6, Pfizer shall indemnify and hold Incyte and its Representatives harmless from and against all Damages resulting from Claims brought by a Third Party based on any actual or alleged infringement, misappropriation or other violation of a Third Party’s patent rights resulting from the making, having made, using, importation, offering for sale, sale, promotion, manufacture, commercialization or distribution of any Compound or Pfizer Product by or on behalf of Pfizer.

13.2        Product Liability Indemnification.

(a)           Pfizer hereby agrees to indemnify and hold Incyte and its Representatives harmless from and against any Damages resulting from Claims brought by a Third Party against Incyte or any of its Representatives resulting from the sale of any Compound or Pfizer Product by Pfizer or any of its Representatives, or the use of any Compound or Pfizer Product, except to the extent that such Damages are covered by Incyte’s indemnification of Pfizer pursuant to Section 13.1.

(b)           Incyte hereby agrees to indemnify and hold Pfizer and its Representatives harmless from and against any Damages resulting from Claims brought by a Third Party against Pfizer or any of its Representatives resulting from the sale of any Incyte Compound or Incyte Product by Incyte or any of its Representatives, or the use of any Incyte Compound or Incyte Product, except to the extent that such Damages are covered by Pfizer’s indemnification of Incyte pursuant to Section 13.1.

13.3        Conditions to Indemnification.

(a)           In the event that any Third Party asserts a claim with respect to any matter for which a Party (the “Indemnified Party”) is entitled to indemnification under Section 9.7, 13.1, or 13.2 (a “Third Party Claim”), then the Indemnified Party shall promptly notify the Party obligated to indemnify the Indemnified Party (the “Indemnifying Party”) thereof; provided, however, that no delay on the part of the Indemnified Party in notifying the

Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then only to the extent that) the Indemnifying Party is prejudiced thereby.

(b)           The Indemnifying Party shall have the right, exercisable by notice to the Indemnified Party within ten (10) Business Days of receipt of notice from the Indemnified Party of the commencement of or assertion of any Third Party Claim, to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the Third Party Claim (including the right to settle the claim solely for monetary consideration) with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided that (i) the Indemnifying Party has sufficient financial resources, in the reasonable judgment of the Indemnified Party, to satisfy the amount of any adverse monetary judgment that is sought, (ii) the Third Party Claim solely seeks monetary damages and (iii) the Indemnifying Party expressly agrees in writing that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge the Third Party Claim in full (the conditions set forth in clauses (i), (ii) and (iii) above are collectively referred to as the “Litigation Conditions”).

(c)           Within ten (10) Business Days after the Indemnifying Party has given notice to the Indemnified Party of its intended exercise of its right to defend a Third Party Claim, the Indemnified Party shall give notice to the Indemnifying Party of any objection thereto based upon the Litigation Conditions.  If the Indemnified Party reasonably so objects, the Indemnified Party shall continue to defend the Third Party Claim, at the expense of the Indemnifying Party, until such time as such objection is withdrawn.  If no such notice is given, or if any such objection is withdrawn, the Indemnifying Party shall be entitled, at its sole cost and expense, to assume and conduct such defense, with counsel selected by the Indemnifying Party.  During such time as the Indemnifying Party is controlling the defense of such Third Party Claim, the Indemnified Party shall cooperate, and cause its Affiliates and agents to cooperate upon request of the Indemnifying Party in the defense or prosecution of the Third Party Claim, including by furnishing such records, information and testimony and attending such conferences, discovery proceedings, hearings, trials or appeals as may reasonably be requested by the Indemnifying Party.  In the event that the Indemnifying Party does not satisfy the Litigation Conditions or does not notify the Indemnified Party of the Indemnifying Party’s intent to defend any Third Party Claim within ten (10) Business Days after notice thereof, the Indemnified Party may (without further notice to the Indemnifying Party) undertake the defense thereof with counsel of its choice and at the Indemnifying Party’s reasonable expense (including reasonable, out-of-pocket attorneys’ fees and costs and expenses of enforcement or defense).  The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to join in (including the right to conduct discovery, interview and examine witnesses and participate in all settlement conferences), but not control, at its own expense, the defense of any Third Party Claim that the other Party is defending as provided in this Agreement.

(d)           The Indemnifying Party shall not, without the prior consent of the Indemnified Party, enter into any compromise or settlement which commits the Indemnified Party to take or forbear to take any action.

(e)           In no event may an Indemnified Party settle or compromise any Third Party Claim for which it/he/she intends to seek indemnification from the Indemnifying Party hereunder without the prior consent of the Indemnifying Party, or the indemnification provided under such Section 13.1, 13.2 or 13.3 as to such Third Party Claim shall be null and void.

13.4        Exclusion of Damages.  IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT, (A) UNLESS SUCH DAMAGES ARE DUE TO THE WILLFUL MISCONDUCT OR INTENTIONAL OR WILLFUL BREACH IN BAD FAITH OF ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT BY THE LIABLE PARTY OR ITS AFFILIATES OF THIS AGREEMENT OR (B) EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE PAID TO A THIRD PARTY AS A PART OF A THIRD PARTY CLAIM.  EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, INDEMNIFICATION PURSUANT TO THIS ARTICLE 13 SHALL BE THE SOLE AND EXCLUSIVE REMEDY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY) AVAILABLE TO INCYTE OR PFIZER FOR ANY MATTER COVERED THEREIN.

14.                               DISPUTE RESOLUTION

14.1        Disputes.  The Parties recognize that disputes as to certain matters may from time to time arise during the Term that relate to either Party’s rights and/or obligations hereunder.  It is the objective of the Parties to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation.  To accomplish this objective, the Parties agree that, in the event of any disputes, controversies or differences that may arise between the Parties, out of or in relation to or in connection with this Agreement, or for the breach thereof, upon the request of either Party, the Parties agree to meet and discuss in good faith a possible resolution thereof.  If the matter is not resolved within sixty (60) days following the request for discussions, then, other than with respect to disputes over reports, accounting or payments that are subject to Section 8.10, either Party may commence an action in accordance with Section 14.2 below. Notwithstanding anything to the contrary in Section 14.1 or 14.2, each Party shall be entitled to seek injunctive relief and specific performance in any court in the world without waiting for the expiration of any such sixty (60)-day period.

14.2        Governing Law; Jurisdiction.  Resolution of all disputes arising out of or related to this Agreement or the performance, enforcement, breach or termination of this Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of New York, without regard to conflicts of law rules that would provide for application of the law of a jurisdiction outside New York.  If such controversy or claim cannot be resolved by means of negotiations as described in Section 14.1, then such controversy or claim shall be resolved by the United States District Court for the Southern District of New York, a New York state court sitting in New York, New York, the United States District Court for the District of Delaware, or a Delaware state court sitting in Wilmington, Delaware (collectively, the “Courts”).  Each Party (a) irrevocably submits to the exclusive jurisdiction in the Courts, for purposes of any action, suit or other proceeding relating to or arising out of this Agreement, and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party.  Incyte hereby irrevocably designates, appoints and empowers Corporation Service Company, located at 2711 Centerville Road, Suite

400, Wilmington, DE 19808, as its true and lawful agent and attorney in fact in its name, place and stead to receive and accept on its behalf service of process in any action, suit or proceeding in the Courts of New York with respect to matters as to which it has submitted to jurisdiction as set forth in the immediately preceding sentence.

15.                               MISCELLANEOUS

15.1        Entire Agreement; Amendment.  This Agreement, including the exhibits attached hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understandings between the Parties, including the Confidentiality Agreement between the Parties, dated June 21, 2004, as amended, and the Common Interest and Joint Purpose Agreement between the Parties, dated April 29, 2005.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

15.2        Force Majeure.  Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party.  Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition.  For purposes of this Agreement, force majeure shall include conditions beyond the control of the Parties, including an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.  Notwithstanding the foregoing, any payment due and owing hereunder shall not be delayed by the payer because of a force majeure affecting the payer, unless such force majeure specifically precludes the payment process.

15.3        Notices.  Any notices, approvals, or consents required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes if mailed by first class certified or registered mail, postage prepaid, internationally recognized overnight courier or personally delivered.  Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below:

For Incyte:	Incyte Corporation
Experimental Station
Route 141 & Henry Clay Road
Building E336
Wilmington, DE 19880

Attention: Chief Business Officer
Facsimile No.: (302) 425-2707

with a copy to:	Attention: General Counsel
Facsimile No.: (302) 425-2722

For Pfizer:	Pfizer Inc.
235 East 42nd Street
New York, New York 10017

Attention: President, Pfizer Human Health
Facsimile No.: 212-808-8652

with a copy to:	Attention: Executive Vice President and General Counsel
Facsimile No.: 212-808-8924

Notices hereunder shall be deemed to be effective (a) upon receipt if personally delivered, (b) on the tenth (10th) Business Day following the date of mailing if sent by first class certified or registered mail, and (c) on the second (2nd) Business Day following the date of transmission or delivery to the overnight courier if sent by overnight courier. A Party may change its address listed above by sending notice to the other Party in accordance with this Section 14.3.

15.4        United States Dollars.  References in this Agreement to “Dollars” or “$” shall mean the legal tender of the United States of America

15.5        Assignment.  Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior consent of the other; provided, however, that a Party may make such an assignment without the other Party’s consent (a) to an Affiliate, so long as such Party shall remain jointly and severally liable with such Affiliate with respect to all obligations so assigned, (b) to a Third Party in conjunction with a merger or consolidation involving such Party and the Third Party or (c) to a Third Party to whom a Party is required to, or reasonably believes that it will be required to, divest any Pfizer Product or Incyte Product, as the case may be, to the extent necessary to comply with Law or the order of any Governmental Authority as a result of such transaction; provided that any such assignment by a Party is subject to the compliance by such Party with Sections 9.3(b) and (c).  Any assignment or attempted assignment by either Party in violation of the terms of this Section 15.5 shall be null and void and of no legal effect.

15.6        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.7        Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

15.8        Severability.  If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof.  The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering into this Agreement may be realized.

15.9        Headings.  The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

15.10      No Waiver.  Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

15.11      Non-Solicitation of Employees.  During the term of this Agreement, neither Party shall, directly or indirectly, recruit or solicit any employee of the other Party with whom such Party has come into contact or interacted for the purposes of performing this Agreement, without the prior consent of the other Party, except pursuant to general solicitations not targeted at such employees.

15.12      Third-Party Beneficiaries.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of either Party. No such Third Party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either Party.

15.13      Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and permitted assigns.

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IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their proper officers as of the date and year first above written.

INCYTE CORPORATION		PFIZER INC.

BY:	/S/ PAUL A FRIEDMAN	BY:	/S/ LISA RICCIARDI

NAME:	PAUL A. FRIEDMAN	NAME:	LISA RICCIARDI

TITLE:	PRESIDENT & CEO	TITLE:	SR. VICE PRESIDENT

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EXHIBIT A

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EXHIBIT B

Research Plan

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Exhibit B-1

Testing Activities at Incyte

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EXHIBIT C

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ATTACHMENT C-1

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EXHIBIT D-1

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EXHIBIT D-2

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EXHIBIT D-3

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SCHEDULE 1.7(a)

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SCHEDULE 1.7(b)

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SCHEDULE 1.7(c)

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SCHEDULE 1.27

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SCHEDULE 1.28

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SCHEDULE 1.29

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SCHEDULE 1.30

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SCHEDULE 1.31

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SCHEDULE 1.32

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SCHEDULE 1.33

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SCHEDULE 1.34

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SCHEDULE 1.35

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SCHEDULE 1.75

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SCHEDULE 6.7(a)

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SCHEDULE 6.7(b)

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SCHEDULE 10.3(a)

Press Release

For immediate release:	Contacts:	Paul Fitzhenry
November 21, 2005		Pfizer Inc
(212) 733-4637

Pam Murphy
Incyte Corporation
(302) 498 6944

Pfizer and Incyte Enter Collaborative Research and License Agreement for the Development and Commercialization of CCR2 Antagonists

Pfizer gains worldwide development and commercialization rights across a broad range of indications

Incyte may receive up to $803 million in payments and retains rights in multiple sclerosis and an additional undisclosed indication

New York, NY, and Wilmington, DE – November 21, 2005 Pfizer Inc., (NYSE: PFE) and Incyte Corporation (NASDAQ: INCY) announced today that the two companies have entered into a global collaborative research and license agreement for the development, manufacture and marketing of novel oral CCR2 antagonists.

Under the agreement:

•                  Pfizer gains exclusive worldwide development and commercialization rights to Incyte’s portfolio of CCR2 antagonist compounds, the most advanced of which is currently in Phase IIa studies in rheumatoid arthritis and insulin-resistant obese patients. Pfizer’s rights extend to the full scope of potential indications, with the exception of multiple sclerosis and one other undisclosed indication, where Incyte retains exclusive worldwide rights, along with certain compounds. Incyte will not have obligations to Pfizer on pre-clinical development candidates it selects for pursuit in these indications.

•                  Incyte will receive an upfront payment of $40 million and will be eligible to receive additional milestone payments of up to $743 million for the successful development and commercialization of CCR2 antagonists in multiple indications, as well as royalties on worldwide sales.

•                  Pfizer will purchase $20 million in convertible subordinated notes, with $10 million to be issued within 20 days after the effective date of the agreement and another $10 million to be issued after Incyte files an Investigational New Drug Application in a retained Incyte indication. The notes will bear no interest and will be convertible into Incyte common stock at a premium.

•                  Pfizer will also provide research funding to Incyte to support the continued expansion of the CCR2 compound portfolio.

The agreement is subject to antitrust review and approval, and other standard closing conditions.

“This transaction is a further step in our strategy to augment Pfizer’s internal research and development efforts with high-potential, externally sourced product candidates and technologies,” said Martin Mackay, Pfizer Senior Vice President Worldwide Research and Technology. “We are excited about Incyte’s CCR2 antagonist program and its potential use in treating a range of chronic diseases with significant unmet medical need.”

Paul A. Friedman, M.D., President and CEO of Incyte, stated: “Our CCR2 antagonist program has the potential to generate multiple products in a variety of major indications, and Pfizer, with its unique breadth of capabilities, is ideally positioned to maximize the value of the program to patients. The deal structure, which provides for us to retain certain compounds for our independent pursuit in two potentially high-value specialty indications, supports our efforts to build a leading drug discovery and development company. We look forward to working with Pfizer to realize the full potential of our first internally-developed program.”

About CCR2 Antagonism

The chemokine receptor CCR2 has a central role in the establishment and maintenance of chronic inflammatory processes. CCR2 and its primary ligand, MCP-1, represent a critical signaling pathway for the recruitment of peripheral blood monocytes to sites of immune-mediated inflammation, where they become inflammatory macrophages. Macrophages are among the predominant cell types found at sites of chronic inflammation, and clinical observations show a close correlation between lower macrophage burden, reduced severity of disease, and improved outcomes in rheumatoid arthritis. There is a growing body of evidence that the presence of inflammatory macrophages contributes to the pathogenesis of numerous other disorders, and positive effects of blockade of the CCR2/MCP-1 axis have been shown in animal models of rheumatoid arthritis, multiple sclerosis, diabetes, atherosclerosis, neuropathic pain and inflammatory bowel disease.

About Pfizer

Pfizer Inc discovers, develops, manufactures and markets leading prescription medicines, for humans and animals, and many of the world’s best-known consumer brands.

About Incyte

Incyte Corporation is a Wilmington, Delaware-based drug discovery and development company with a growing pipeline of oral compounds to treat HIV, inflammation, cancer and diabetes. The company’s most advanced product candidate, dexelvucitabine, DFC (formerly Reverset) is an oral, once-a-day therapy in Phase IIb clinical development to treat patients with HIV infections. The company’s lead internal compounds include INCB3284, a proprietary oral CCR2 antagonist that is in Phase II development for a number of inflammation-driven diseases, and INCB7839, a proprietary oral sheddase inhibitor that is in

Phase I development as a potential treatment for cancer. Incyte has several other early drug discovery programs underway in the areas of cancer, inflammation, diabetes and HIV.

Forward Looking Statements

PFIZER DISCLOSURE NOTICE: The information contained in this release is as of November 21, 2005. Pfizer assumes no obligation to update any forward-looking statements contained in this release as the result of new information or future events or developments.

This release contains forward-looking information about an agreement between Pfizer Inc. and Incyte Corporation and about possible product candidates that may be developed from Incyte’s portfolio of compounds and the potential benefits of such product candidates. This information involves substantial risks and uncertainties including, among other things, the satisfaction of conditions to closing the agreement; the uncertainties inherent in research and development activities; decisions by regulatory authorities regarding whether and when to approve any drug applications for product candidates that may be developed from Incyte’s portfolio of compounds as well as their decisions regarding labeling and other matters that could affect the commercial potential of any such product candidates; and competitive developments.

A further list and description of risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and in its reports on Form 10-Q and Form 8-K.

INCYTE DISCLOSURE NOTICE: Except for the historical information contained herein, the matters set forth in this press release, including statements with respect to the purchase of convertible subordinated notes, the potential indications and benefits of CCR2 antagonist compounds, and the potential benefits from and payments under the agreement, are all forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the satisfaction of conditions to closing the agreement and the sale of the convertible subordinated notes, the high degree of risk associated with drug development and clinical trials, results of further research and development, the impact of competition and of technological advances, and other risks detailed from time to time in Incyte’s filings with the Securities Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. Incyte disclaims any intent or obligation to update these forward-looking statements.

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SCHEDULE 10.3(b)

Permitted Disclosures

•                  Signing of this Agreement

•                  Effective Date of this Agreement and receipt of payment pursuant to Section 8.1

•                  Achievement of Event Milestones set forth in Section 8.2(a)

•                  Achievement of Commercial Milestones set forth in Section 8.3

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•                  If a Pfizer Indication becomes a Reverted Indication pursuant to Section 11.4 and reversion, if any, of any Compound for such Reverted Indication

•                  Termination of the Agreement pursuant to Section 11.2 or 11.3

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SCHEDULE 10.4

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